Exhibit 10.1

Certain identified information has been excluded from this exhibit because it is both not material and is the type of information that the registrant treats as private or confidential.
The omitted information is marked with “[*].”

EXECUTION COPY

FIFTH AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

Dated as of December 14, 2021

Among

GWG DLP Funding IV, LLC,

as Borrower

THE FINANCIAL INSTITUTIONS PARTY HERETO,

as Lenders

And

CLMG CORP.,

as Administrative Agent

i

ii

SCHEDULES

SCHEDULE 2.1(a)	Lenders’ Commitments
SCHEDULE 2.8	Payment Direction
SCHEDULE 8.1(s)	Account Information
SCHEDULE 8.1(x)	Retained Death Benefit Policies
SCHEDULE 13.2	Notice Addresses

EXHIBITS

EXHIBIT A	Form of Borrowing Request
EXHIBIT B	Form of Lender Note
EXHIBIT C	Form of Assignment and Assumption Agreement
EXHIBIT D	Form of Calculation Date Report
EXHIBIT E	Form of Annual Budget
EXHIBIT F	Form of Borrowing Base Certificate

ANNEXES

ANNEX I	List of Defined Terms

iii

This FIFTH AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Loan Agreement”) is made and entered into as of December 14, 2021, among GWG DLP Funding IV, LLC, a Delaware limited liability company (the “Borrower”), the financial institutions party hereto as Lenders (the “Lenders”), and CLMG Corp., a Texas corporation, as the administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

W I T N E S E T H:

WHEREAS, the Borrower is a wholly-owned subsidiary of the Parent and the Parent is a wholly-owned subsidiary of GWG Holdings, Inc.

Whereas, the Borrower, the Lenders and the Administrative Agent entered into a certain Loan and Security Agreement dated as of September 14, 2016 (the “Original Loan Agreement”).

Whereas, the Borrower, the Lenders and the Administrative Agent entered into a certain Amended and Restated Loan and Security Agreement dated as of September 27, 2017 (the “Amended and Restated Loan Agreement”), which itself amended and restated the Original Loan Agreement.

WHEREAS, through a series of transactions between January 18, 2018 and April 26, 2019, GWG Holdings, Inc. and The Beneficent Company Group, L.P effected a Change in Control of the Borrower (the “2019 Change in Control Event”).

WHEREAS, on multiple occasions during the course of fiscal year 2019, at the request of the Borrower, the Lenders and the Administrative Agent engaged in discussions with the Borrower regarding(a) extending the deadline under the Amended and Restated Loan Agreement for the delivery of audited financial statements and (b) resolving the Event of Default triggered under the Amended and Restated Loan Agreement as a result of the 2019 Change in Control Event, which discussions resulted in limited waivers granted by the Lenders in respect of certain obligations under that certain Amended and Restated Loan Agreement.

WHEREAS, at the Borrower’s request and as a result of the above referenced discussions, (a) the Lenders and the Administrative Agent entered into that certain Second Amended and Restated Loan and Security Agreement, dated as of November 1, 2019 among the Borrower, the Administrative Agent and the Lenders (the “Second Amended and Restated Loan Agreement”), which amended and restated the Amended and Restated Loan and Security Agreement, (b) the Lenders advanced an Advance to the Borrower under the Second Amended and Restated Loan Agreement equal to $37,063,056.87 (the “Second A&R Advance”) to purchase additional insurance policies which became Pledged Policies under the Transaction Documents and (c) the Lenders entered into the Second Amended and Restated Loan Agreement to, among other things, to authorize such 2019 Change in Control Event.

WHEREAS, on multiple occasions between March 2021 and May 2021, at the request of the Borrower, the Lenders agreed to modify and extend the date on which the Borrower was required to deliver audited financial statements during such time period under the Second Amended and Restated Loan Agreement.

GWG DLP Funding IV, LLC Fifth Amended and Restated Loan and Security Agreement

WHEREAS, in June 2021, after having sought other financing alternatives, the Borrower requested that the Lenders commit to making an additional advance not otherwise available under the Second Amended and Restated Loan Agreement that would provide financing on more favorable terms than otherwise available to the Borrower from third-parties.

WHEREAS, at the Borrower’s request, (a) the Lenders and the Administrative Agent entered into that certain Third Amended and Restated Loan and Security Agreement, dated as of June 28, 2021 among Borrower, Administrative Agent and Lenders (the “Third Amended and Restated Loan Agreement”), which amended and restated the Second Amended and Restated Loan and Security Agreement, and (b) under such Third Amended and Restated Loan Agreement, the Lenders made an Advance to the Borrower equal to $52,500,000 (the “Third A&R Advance”) to purchase additional insurance policies which became Pledged Policies under the Transaction Documents. On August 8, 2021, the Borrower repaid the Third A&R Advance and the Administrative Agent released its liens on the specific Pledged Policies added in connection with such Third A&R Advance.

WHEREAS, around August 15, 2021, the Borrower asked the Lenders to consider an additional advance.

WHEREAS, at the Borrower’s request, (a) the Lenders and the Administrative Agent entered into that certain Fourth Amended and Restated Loan and Security Agreement, dated as of September 7, 2021 among Borrower, Administrative Agent and Lenders (the “Existing Loan Agreement”), which amended and restated the Third Amended and Restated Loan and Security Agreement, and (b) the Lenders made an Advance to the Borrower equal to $30,331,381.75. The principal amount of the aggregate credit extensions made under the Existing Agreement is hereinafter referred to as the “Existing Advances”.

WHEREAS, between October 15, 2019 and December 5, 2021, the Lenders waived their right under the Existing Loan Agreement to sweep excess cash in an amount equal to $138,089,051.98 thereby allowing the Borrower to use such proceeds in its sole discretion in accordance with the Transaction Documents.

WHEREAS, on November 14, 2021, the Borrower requested the Administrative Agent and Lenders, on less than one day’s notice, agree to waive (i) the cash flow waterfall provisions under Section 5.2 of the Existing Loan Agreement and prematurely run the cash flow waterfall under such section (the “Requested Early Waterfall Calculation”) and (ii) the Lenders’ right to sweep cash Collateral and apply it to repay the outstanding Existing Advances, thus permitting the Borrower access to the Lenders’ cash Collateral, such cash Collateral amount on such date was equal to $16,958,377.45 (the “Early Calculation Cash Collateral Amount”).

GWG DLP Funding IV, LLC Fifth Amended and Restated Loan and Security Agreement

WHEREAS, on November 14, 2021, the Borrower acknowledged that the loan balance outstanding on such date, which loan balance was equal to $234,924,111.54, was near the highest loan balance due and owing by the Borrower under the Existing Loan Agreement and, on or around such date, the Lenders  indicated a preference to have the Borrower repay the loan balance as required under the Existing Loan Agreement with cash Collateral.

WHEREAS, on November 15, 2021, in exchange for the Requested Early Waterfall Calculation, the Borrower offered certain compensation to the Lenders, and in consideration of such compensation, the Borrower, Administrative Agent and Lenders entered into a letter agreement (the “Letter Agreement”) to accommodate the Requested Early Waterfall Calculation and provide the Borrower access to the Early Calculation Cash Collateral Amount, which amount would otherwise be cash Collateral for the Lenders.

WHEREAS, the Letter Agreement contained post-closing conditions with delivery dates that if not met would trigger an Event of Default under the Existing Loan Agreement.

WHEREAS, the Borrower failed to meet the post-closing conditions set forth under the Letter Agreement, which failure triggered an Event of Default under the Existing Loan Agreement and the right of the Lenders to accelerate the outstanding Advances, together with all interest, fees and other Obligations, which includes the Yield Maintenance Fee.

WHEREAS, on November 29, 2021, at the request of the Borrower, the Lenders agreed to waive and extend the deadline for satisfaction of each of the requirements set forth in the Letter Agreement to December 7, 2021. Failure to achieve the deadlines under the Letter Agreement by December 7, 2021 was an Event of Default under the Existing Loan Agreement.

WHEREAS, between August and December 2021, GWG Holdings, Inc. and The Beneficent Company Group, L.P entered into a series of transactions to separate from each other (the “Separation Activities”).

WHEREAS, the Separation Activities constitute a Change in Control under the Existing Loan Agreement.

WHEREAS, a Change in Control is an Event of Default under the Existing Loan Agreement and triggers the right of the Lenders to accelerate the outstanding Advances under the Existing Loan Agreement, together with all other interest, fees, and other Obligations, which includes the Yield Maintenance Fee due and payable under the Existing Loan Agreement.

WHEREAS, the Administrative Agent and the Lenders have determined, as of December 14, 2021, that the Yield Maintenance Fee due upon acceleration of the Advances is equal to $ 92,573,481.87.

WHEREAS, the Borrower has requested that the Lenders waive and modify certain obligations under the Existing Loan Agreement, including (a) a waiver of any Change in Control resulting from the Separation Activities and (b) a further extension of the post-closing obligations delivery date under the Letter Agreement.

GWG DLP Funding IV, LLC Fifth Amended and Restated Loan and Security Agreement

WHEREAS, the Borrower has requested that the Lenders not accelerate the Advances, interest, fees and other Obligations and instead waive and modify certain provisions under the Existing Loan Agreement, including (a) waiving any Change in Control resulting from the Separation Activities, (b) extending the post-closing obligations delivery date under the Letter Agreement and (c) advancing funds to the Borrower for the Borrower, among other things, to make a loan to the Parent in the amount of $20,000,000.

WHEREAS, the Administrative Agent and Lenders have agreed to provide such accommodations, including to make the Fifth A&R Advance (as defined below) on the date hereof in amount equal to $60,100,000 (the “Fifth A&R Advance Amount”), in accordance with and subject to the terms and conditions hereof, of which (x) $20,000,000 shall be paid in cash to the Borrower to lend to the Parent pursuant to the Second Borrower/Parent Note, (y) $100,000 shall be paid to CSG Investments as the Fifth A&R Structuring Fee and (z) $40,000,000 shall be paid to the Lenders as a portion of the Yield Maintenance Fee that would otherwise have been due upon acceleration of the Advances by the Lenders (such amount described in clause (z), the “Settlement Amount”), as consideration for the Lenders’ agreement to not accelerate the full amount of the Advances as a result of the Events of Default described in the recitals above and for other financial accommodations set forth herein.

WHEREAS, the parties have agreed to reduce the Applicable Margin by 3.50% (from 7.50% to 4.00%) and reduce the Benchmark Rate floor by 0.50% (from 1.50% to 1.00%).

WHEREAS, the parties hereto also desire to make certain other changes to the Existing Loan Agreement.

WHEREAS, the parties hereto wish to amend and restate the Existing Loan Agreement in its entirety to reflect such changes.

WHEREAS, the Borrower desires that the Lenders agree to extend financing to the Borrower on the terms and conditions set forth herein.

WHEREAS, the Lenders are willing to provide such financing on the terms and conditions set forth in this Loan Agreement.

GWG DLP Funding IV, LLC Fifth Amended and Restated Loan and Security Agreement

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Defined Terms. Capitalized terms used and not otherwise defined in this Loan Agreement shall have the meanings given to them in the List of Defined Terms attached hereto as Annex I.

Section 1.2 Other Definitional Provisions.

(a) Unless otherwise specified therein, all terms defined in this Loan Agreement have the meanings as so defined herein when used in the Lender Notes or any other Transaction Document, certificate, report or other document made or delivered pursuant hereto.

(b) Each term defined in the singular form in Annex I or elsewhere in this Loan Agreement shall mean the plural thereof when the plural form of such term is used in this Loan Agreement, the Lender Notes or any other Transaction Document, and each term defined in the plural form in Annex I or elsewhere in this Loan Agreement shall mean the singular thereof when the singular form of such term is used herein or therein.

(c) The words “hereof,” “herein,” “hereunder” and similar terms when used in this Loan Agreement shall refer to this Loan Agreement as a whole and not to any particular provision of this Loan Agreement, and article, section, subsection, schedule and exhibit references herein are references to articles, sections, subsections, schedules and exhibits to this Loan Agreement unless otherwise specified.

Section 1.3 Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP as of the Fifth A&R Closing Date. All terms used in Article 9 of the UCC as in effect in the applicable jurisdiction, and not specifically defined herein, are used herein as defined in such Article 9.

Section 1.4 Computation of Time Periods. Unless otherwise stated in this Loan Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding.”

Section 1.5 Incorporation of Recitals. The above recitals are hereby incorporated into and made part of this Loan Agreement.

GWG DLP Funding IV, LLC Fifth Amended and Restated Loan and Security Agreement

ARTICLE II

THE LENDERS’ COMMITMENTS, BORROWING PROCEDURES,
SECURITY INTEREST AND LENDER NOTES

Section 2.1 Lenders’ Commitments. (a) As evidenced by the Existing Agreement, Borrower has previously requested and the Lenders have previously made the Existing Advances (and the commitments relating to such Advances were terminated upon the making of such Existing Advances). Administrative Agent, Borrower and Lenders hereby acknowledge and agree that as of the Fifth A&R Closing Date, the aggregate outstanding principal amount of the Existing Advances is $234,160,602.69.

(b) On the Fifth A&R Closing Date, subject to the terms and conditions of this Agreement, Borrower may request and the Lenders shall make the Fifth A&R Advance in an amount equal to the Fifth A&R Advance Amount, solely for the purposes set forth in Section 2.8(a); provided, however that (i) subject to Section 2.1(d) of this Loan Agreement, the aggregate principal amount of all Advances from time to time outstanding under this Loan Agreement (including any Protective Advances) shall not exceed the Borrowing Base and (ii) no Lender shall be obligated to make any Advance to the Borrower to the extent that the aggregate outstanding amount of such Advances made by such Lender hereunder exceeds such Lender’s Commitment as set forth in Schedule 2.1(b), as the same is amended (or deemed amended) from time to time by Assignment and Assumption Agreements executed as provided in Section 13.4 of this Loan Agreement, nor shall any Lender be obligated to make any Advance required to be made by any other Lender.

(c) So long as the Borrower has requested the same pursuant to a Borrowing Request delivered to the Administrative Agent as set forth below, and subject to the conditions set forth in this Loan Agreement, on or prior to the Commitment Termination Date, the Lenders shall make Ongoing Maintenance Advances (solely with respect to Ongoing Maintenance Costs with respect to scheduled premiums on Pledged Policies payable on or before February 1, 2022) to the Borrower.

(d) Without regard to the Borrowing Base and without any Borrowing Request, the Lenders shall be entitled (but under no circumstances shall be obligated) to make Advances on behalf of the Borrower as the Lenders determine in their sole and absolute discretion are necessary in order to make premium payments and to pay other costs and expenses to ensure that one or more Pledged Policies selected by the Lenders in their sole and absolute discretion, other than Policies that are sold as contemplated by Section 2.7 of this Loan Agreement, remain in full force and effect, as determined by the Lenders in their sole and absolute discretion (such Advances, together with any Advances made from time to time by the Lenders hereunder to pay any costs and expenses in defending the Collateral against any lawsuits or in any other proceedings (including attorneys’ fees) and any Advances made from time to time by the Lenders hereunder after and during the continuance of an Unmatured Event of Default or an Event of Default shall collectively be referred to herein as “Protective Advances”; Existing Advances, the Fifth A&R Advance, Ongoing Maintenance Advances and Protective Advances are each, individually, an “Advance” and, collectively, the “Advances”). Notwithstanding anything herein to the contrary, with respect to any Protective Advance, such Protective Advance may be made by the Lenders even if such Protective Advance, when taken together with the outstanding balance of all previous Advances, would cause the aggregate outstanding balance of the Advances to exceed the Borrowing Base as of the date of such Protective Advance.

GWG DLP Funding IV, LLC Fifth Amended and Restated Loan and Security Agreement

Section 2.2 Borrowing Procedures.

(a) The Borrower shall request the Fifth A&R Advance hereunder by giving notice to the Administrative Agent of such proposed borrowing. Such notice (herein called a “Borrowing Request”) shall be in the form of Exhibit A and shall be prepared and delivered by the Borrower at least five (5) Business Days before the Fifth A&R Closing Date, or shorter period in the Lenders’ sole and absolute discretion. Such Borrowing Request shall (i) specify the date and aggregate amount of the proposed Fifth A&R Advance, and (ii) attach a Borrowing Base Certificate, signed by an officer of the Borrower.

(b) The Borrower may request an Ongoing Maintenance Advance hereunder on each of December 17, 2021 and January 19, 2022 by delivering a fully executed and completed Borrowing Request to the Administrative Agent at least five (5) Business Days prior to each such date. Each such Borrowing Request shall (i) specify the date and aggregate amount of the proposed Ongoing Maintenance Advance and (ii) attach a Borrowing Base Certificate, signed by an officer of the Borrower.

Section 2.3 Funding. Following the Administrative Agent’s receipt of a Borrowing Request for any Advance in accordance with Section 2.2 and subject to the terms and conditions of this Agreement, the Lenders shall distribute the requested funds in the amount set forth in the Borrowing Request to the Payment Account to be disbursed by the Securities Intermediary in accordance with the terms of the Account Control Agreement, provided, however, that with respect to the Fifth A&R Advance: (a) $20,000,000 shall be paid in cash to Borrower and shall be used to fund the Second Borrower/Parent Note, (b) $100,000 shall be paid to the Lenders as the Fifth A&R Structuring Fee and (c) $40,000,000 shall be paid to the Lenders as a settlement of the Yield Maintenance Fee dispute as set forth in Section 4.2 of this Loan Agreement.

Section 2.4 Representation and Warranty. Each Borrowing Request pursuant to Section 2.2 and each acceptance of an Advance by the Borrower shall automatically constitute a representation and warranty by the Borrower to the Administrative Agent and each Lender that on the date such Borrowing Request is delivered to the Administrative Agent and on the related Advance Date (a) the representations and warranties contained in Article VIII will be true and correct in all material respects (provided that representations and warranties already qualified by materiality shall be true in correct in all respects) as of such Borrowing Request date and as of such Advance Date as though made on such dates, except to the extent any such representation or warranty relates to a specific date, in which case, such representation or warranty will be true and correct in all respects as of such date as though made on such date, (b) all of the conditions precedent to the making of an Advance contained in Article VII have been satisfied or will have been satisfied as of such Advance Date and (c) no Event of Default or Unmatured Event of Default has occurred and is continuing or will result from the making of such Advance.

GWG DLP Funding IV, LLC Fifth Amended and Restated Loan and Security Agreement

Section 2.5 Lender Notes. With respect to each Lender, the Advances made by such Lender to the Borrower shall be evidenced by a single promissory note executed by the Borrower (as the same may be amended, modified, extended or replaced from time to time, a “Lender Note” and collectively, the “Lender Notes”) substantially in the form of Exhibit B hereto, with appropriate insertions to reflect Advances (or portion thereof) actually funded by such Lender, the related applicable interest rates thereof and related repayments and appropriate revisions to reflect assignments effected in accordance with Section 13.4 of this Loan Agreement, payable to such Lender. For the avoidance of doubt, any Protective Advances made by a Lender shall not be required to be evidenced in its Lender Note and the Administrative Agent’s records shall constitute conclusive evidence that such Protective Advances have been made. The Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on the grid attached to its Lender Note (or on any continuation of such grid) or at such Lender’s option, in the records of such Lender, which notations, if made, shall evidence, inter alia, the date of, the outstanding principal of, and the interest rates and Interest Periods applicable to the Advances made by such Lender and related repayments and appropriate revisions to reflect assignments effected in accordance with Section 13.4 of this Loan Agreement. Such notations and records (absent manifest error) shall be conclusive evidence of the subject matter thereof; provided, however, that the failure to make any such notations or maintain any such records shall not limit or otherwise affect any Obligations of the Borrower. The Borrower hereby agrees to promptly execute and deliver a new Lender Note (x) upon any assignment of such Lender's Lender Note to a new Lender effected in accordance with Section 13.4 of this Loan Agreement or (y) on or after August 1, 2022, at any time at the reasonable request of an existing Lender, and each Lender making an assignment of all or any portion of its Lender Note will either (i) if such assignment is an assignment of its entire Lender Note or is in respect of the issuance of a new Lender Note to such existing Lender pursuant to clause (y), deliver its Lender Note to the Borrower for termination and cancellation effective upon Borrower’s execution and delivery of such new Lender Note to the assignee thereof or such existing Lender, respectively, or (ii) if such assignment is an assignment in part of such Lender Note, deliver its Lender Note to the Borrower for termination and cancellation effective upon Borrower’s execution and delivery of a new Lender Note to the assignee thereof and a new Lender Note to such Lender.

Section 2.6 Security Interest.

(a) To secure the timely repayment of the principal of, and interest on, the Advances, and all other Obligations of the Borrower to any Secured Party, and the prompt performance when due of all covenants of the Borrower hereunder and under any other Transaction Document, whether existing or arising as of the Closing Date or thereafter, due or to become due, direct or indirect, the Borrower hereby pledges and grants to the Administrative Agent, for the benefit of the Secured Parties, a continuing, first priority security interest in, and assignment of, all of the Borrower’s rights, titles and interests in, to and under all of the following, whether owned, existing or arising as of the Closing Date or thereafter: all assets of the Borrower, including but not limited to all right, title and interest of the Borrower in the Pledged Policies and proceeds thereof; all accounts receivable, notes receivable, claims receivable and related proceeds including but not limited to, cash, loans, securities, and accounts; contract rights; the contracts with and the rights to and against the Securities Intermediary, in its capacity as owner of record of the Pledged Policies, and the Custodian; the Collection Account, the Reserve Account, the Payment Account, the Policy Account and any other account of the Borrower (excluding only the Borrower Account); reserve accounts; escrow agreements and related books and records; the rights under any purchase agreements relating to such Policies; all data, documents and instruments contained in the Collateral Packages; the Borrower/Parent Note; the Second Borrower/Parent Note; and such other assets, tangible or intangible, real or personal of the Borrower. All of the rights and assets described in the previous sentence are herein referred to collectively as “Collateral”; provided, however, that this definition of “Collateral” does not limit any other collateral that may be pledged to secure the Advances under any other Transaction Document.

GWG DLP Funding IV, LLC Fifth Amended and Restated Loan and Security Agreement

(b) The Borrower shall file such financing statements, and execute and deliver such agreements, certificates and documents, and take such other actions, as the Administrative Agent requests, in each case, in order to perfect, evidence or protect the security interest granted pursuant to Section 2.6(a), including without limitation delivering a collateral assignment in respect of each Pledged Policy subject to this Loan Agreement, naming the Administrative Agent, on behalf of the Lenders, as the collateral assignee, filed with, and acknowledged to have been filed by, the applicable Issuing Insurance Company; provided that the foregoing collateral assignment shall not apply to the portion of the face amount that is retained by a third party under any Retained Death Benefit Policy. On or prior to each Advance Date, the Borrower shall have delivered or caused to be delivered, or shall deliver or cause to be delivered, completed but unsigned Change Forms for the Subject Policies to the Securities Intermediary. The Borrower shall cause the Securities Intermediary to execute all such Change Forms in blank to be held by the Securities Intermediary. If an Issuing Insurance Company updates its Change Forms, at the request of the Administrative Agent, the Borrower shall deliver or cause to be delivered completed but unsigned updated Change Forms for the related Pledged Policies within five (5) Business Days of such request. The Borrower shall cause the Securities Intermediary to execute such Change Forms in blank to be held by the Securities Intermediary. The Borrower grants to the Administrative Agent, as its irrevocable attorney-in-fact and otherwise, the right, in the Administrative Agent’s sole and absolute discretion, following the occurrence of an Event of Default, to complete or direct the Securities Intermediary to complete and send any and all Change Forms previously delivered to it by or on behalf of the Borrower or otherwise obtained by the Administrative Agent, to the applicable Issuing Insurance Companies. The Borrower hereby acknowledges that the foregoing grant has been coupled with an interest and is irrevocable. The Borrower hereby authorizes the Administrative Agent to file such financing statements and other documentation as the Administrative Agent determines are necessary or advisable to perfect such security interest without the signature of the Borrower, provided however, notwithstanding any other provision of any Transaction Document, the Administrative Agent shall have no duty or obligation to file such financing statements, continuation statements or amendments thereto. The Borrower hereby appoints the Administrative Agent as the Borrower’s irrevocable attorney-in-fact, with full power and authority to take any other action to sign or endorse the Borrower’s name on any Collateral, and, upon the occurrence and during the continuance of an Event of Default, to enforce or collect any of the Collateral. The Borrower hereby acknowledges that the foregoing appointment of the Administrative Agent as the Borrower’s irrevocable attorney-in-fact has been coupled with an interest and is irrevocable. The Borrower hereby ratifies and approves all acts of such attorney-in-fact, and agrees that the Administrative Agent will not be liable for any act or omission with respect thereto, except to the extent that such act or omission constitutes gross negligence, fraud or willful misconduct on the part of the Administrative Agent as determined by a court of competent jurisdiction by a final non-appealable judgment.

GWG DLP Funding IV, LLC Fifth Amended and Restated Loan and Security Agreement

(c) Upon the receipt of the related Net Proceeds by the Lenders after the sale of a Pledged Policy pursuant to Section 2.7, the security interest of the Administrative Agent in such Pledged Policy for the benefit of the Secured Parties shall be released. Upon the indefeasible repayment in full of all of the Advances then outstanding and all other Obligations and termination of all Commitments and this Loan Agreement, (i) the security interest of the Administrative Agent in the Collateral for the benefit of the Secured Parties shall be released and (ii) the Administrative Agent shall file, promptly upon written request, such releases or assignments, as applicable, and to take such other actions as the Borrower shall reasonably request in writing in order to evidence any such release.

Section 2.7 Sale or Other Transfer of Collateral.

Except as set forth in the second paragraph of this Section 2.7, the Borrower may not sell or otherwise transfer any Collateral except (i) with the prior written consent of the Required Lenders (such consent shall not be unreasonably withheld or delayed), and (ii) in a sale that is on arms-length terms, that is at fair market value for cash (in U.S. dollars), and that is not made to an Affiliate of the Borrower (a “Permissible Sale”). The Borrower shall apply the Net Proceeds from a Permissible Sale to prepay outstanding Advances in accordance with Section 4.1(b). The Borrower shall provide written notice of any such sale to the Administrative Agent at least seven (7) Business Days prior to any such sale and shall certify to the Administrative Agent that such sale constitutes a Permissible Sale. The Borrower agrees that it would not be unreasonable for the Required Lenders to withhold their consent to any such sale if immediately prior to such sale there exists, or immediately after such sale there would exist, an Event of Default or an Unmatured Event of Default.

Notwithstanding the immediately preceding paragraph, if the Collateral consists of one-hundred (100) or fewer Pledged Policies insuring the lives of one-hundred (100) or fewer distinct Insureds, then, without the prior written consent of the Required Lenders, the Borrower may sell one or more of the Pledged Policies to any Person, including, without limitation, an Affiliate of the Borrower, so long as the Net Proceeds from any such sale are equal to or greater than the outstanding principal balance of all Advances plus accrued but unpaid interest thereon, plus the Yield Maintenance Fee applicable thereto, plus all other Obligations owing by the Borrower, and the Commitments and this Loan Agreement will be terminated after the application of such Net Proceeds. The Borrower shall apply the Net Proceeds from any such sale in accordance with Section 4.1(b). The Borrower shall provide written notice of any such sale to the Administrative Agent at least seven (7) Business Days prior to any such sale.

GWG DLP Funding IV, LLC Fifth Amended and Restated Loan and Security Agreement

Section 2.8 Permitted Purposes. (a) The Borrower has not used and it shall not use the proceeds of any Advance made hereunder except for the following purposes:

(i) with respect to any Existing Advance, for the purposes for such Existing Advance set forth in the Existing Loan Agreement;

(ii) with respect to an Ongoing Maintenance Advance, (a) to pay Ongoing Maintenance Costs and/or (b) to make any other payments or distributions, as approved in writing by the Required Lenders in their sole and absolute discretion; and

(iii) with respect to the Fifth A&R Advance, (A) to make a loan to the Parent, as evidenced by the Second Borrower/Parent Note, (B) to pay the Fifth A&R Structuring Fee, and (C) to pay the Settlement Amount to the Lenders on the Fifth A&R Closing Date.

(b) For the avoidance of doubt, all proceeds of Advances were, prior to the date hereof, deposited, and after the date hereof, shall be deposited by the Lenders (i) in accordance with Schedule 2.8, as such Schedule 2.8 may be amended from time to time, and (ii) for any Ongoing Maintenance Advance, into the Payment Account. The Borrower has caused and shall cause any amounts on deposit in the Payment Account to be distributed by the Securities Intermediary in accordance with the terms of the Account Control Agreement, which amounts shall be used for the purposes set forth in Section 2.8(a) and as specified in the related Borrowing Request.

Section 2.9 Fees. All fees that were due and payable under the Existing Loan Agreement were fully earned on or prior to the date of payment. With respect to the Fifth A&R Advance to be made hereunder, the Borrower shall pay (x) to CSG Investments, the Fifth A&R Structuring Fee and (y) to the Lenders, the Settlement Amount. Each of the Fifth A&R Structuring Fee and the Settlement Amount payable on the Fifth A&R Closing Date shall be fully earned and due and payable by the Borrower to (x) in the case of the Fifth A&R Structuring Fee, CSG Investments and (y) in the case of the Settlement Amount, the Lenders, in each case, on the Fifth A&R Closing Date. The Settlement Amount shall be paid by the Borrower from the proceeds of the Fifth A&R Advance in accordance with the Schedule 2.8 agreed between the Lenders and the Borrower dated the Fifth A&R Closing Date. In the event that the Borrower requests an Advance hereunder such that after giving effect to such Advance, the principal amount of all Advances outstanding under this Loan Agreement would exceed the Borrowing Base, which request may be granted or withheld in the Lenders’ sole and absolute discretion, and such Advance is made on the related Advance Date, the Borrower shall pay to the Administrative Agent a fee in an amount equal to the product of (i) such excess and (ii) [*] percent ([*]%). Each such fee shall be fully earned and due and payable on the related Advance Date and may be paid from the proceeds of such Advance.

GWG DLP Funding IV, LLC Fifth Amended and Restated Loan and Security Agreement

ARTICLE III

INTEREST; INTEREST PERIODS; FEES, ETC.

Section 3.1 Interest Rates. The Borrower hereby promises to pay interest on the unpaid principal amount of each Advance with respect to each Interest Period at a rate per annum equal to the sum of (i) the Benchmark Rate for such Interest Period plus (ii) the Applicable Margin; provided however that if an Event of Default has occurred and is continuing, each Advance shall bear interest at a rate per annum equal to the Default Rate for such Interest Period. The Benchmark Rate with respect to each Interest Period shall be determined as of each Rate Calculation Date. No provision of this Loan Agreement shall require the payment or permit the collection of interest in excess of the maximum permitted by Applicable Law. In the event that any provision hereof requires payment of interest in excess of the maximum permitted by Applicable Law for any period, the interest due for such period shall equal the maximum rate permitted by Applicable Law.

Section 3.2 Interest Payment Dates. Interest accrued on each Advance shall be due and payable, without duplication:

(a) on each Interest Payment Date;

(b) on the date of any prepayment, in whole or in part, of principal of outstanding Advances;

(c) on Advances accelerated pursuant to Section 10.2, immediately upon such acceleration; and

(d) on the Maturity Date.

Section 3.3 Fees. The Borrower shall pay all Fees to the Persons entitled thereto.

Section 3.4 Computation of Interest and Fees. All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days.

ARTICLE IV

PAYMENTS; PREPAYMENTS

Section 4.1 Repayments and Prepayments. The Borrower shall repay in full the unpaid principal amount of each Advance on the Maturity Date. Prior thereto, the Borrower:

(a) may voluntarily prepay all or any portion of the aggregate outstanding Advances, either in whole or in part, together with the related Yield Maintenance Fee, from funds available for distribution to the Borrower pursuant to clause “Eleventh” of Section 5.2(b) and/or from funds available to the Borrower from any capital contribution or other source of funding obtained by the Borrower that is not expressly prohibited by this Loan Agreement; provided, however, that no such prepayment shall constitute the payment of a Quarterly Principal Payment;

GWG DLP Funding IV, LLC Fifth Amended and Restated Loan and Security Agreement

(b) shall apply the Net Proceeds of any sales made pursuant to Section 2.7 to repay Advances by depositing such Net Proceeds into the Administrative Agent’s Account; provided, however, that no such prepayment shall constitute the payment of a Quarterly Principal Payment; provided, further, that such Net Proceeds shall first be applied to the payment of any applicable Yield Maintenance Fee, then interest accrued on the Advances, and then the repayment the Advances in the order of priority set forth herein;

(c) shall, immediately upon any acceleration of the Maturity Date pursuant to Section 10.2, repay all Advances and all other Obligations (including, without limitation, the Yield Maintenance Fee determined as of the date of acceleration);

(d) shall, within thirty 30 days after (i) the number of Pledged Policies is less than or equal to two hundred and twenty-five (225), or (ii) the cumulative face amount of the Pledged Policies is less than or equal to $400,000,000, repay all the Advances and all other Obligations (including, without limitation, any Yield Maintenance Fee);

(e) shall, within thirty 30 days after the LTV exceeds 60% at any time on or after May 1, 2022, repay all the Advances and all other Obligations to the extent of any such excess;

(f) shall, in addition to and not as substitution for any other payment of principal required hereunder, unless waived by the Required Lenders acting in their sole and absolute discretion, as of the Distribution Date following the last day of each calendar quarter commencing with the calendar quarter ending March 31, 2022, repay the principal amount of the Advances in an amount equal to the Quarterly Principal Payment; provided, that no additional Quarterly Principal Payment shall be required in respect of a calendar quarter in which Available Amounts are applied pursuant to Section 5.2(b) clause "Seventh" and/or "Ninth" and Section 5.2(c) clause "Fifth" to pay the Quarterly Principal Payment due and payable in respect of such calendar quarter; and

(g) shall, on each Distribution Date, repay the Advances and all other Obligations from Available Amounts in accordance with the Priority of Payments.

All repayments of Advances and Quarterly Principal Payments shall be made in inverse order of maturity.

GWG DLP Funding IV, LLC Fifth Amended and Restated Loan and Security Agreement

Section 4.2 Yield Maintenance Fee. If the Borrower prepays or repays an Advance in accordance with Section 4.1 (excluding any prepayment of a portion of the Advances pursuant to Section 4.1(e) or Section 4.1(f)) or a Reduction Action occurs in respect of an Advance, whether before or after (i) the occurrence of an Event of Default or (ii) the occurrence of any Event of Bankruptcy, and notwithstanding any acceleration (for any reason) of the Obligations, the Borrower shall pay the Yield Maintenance Fee with respect to such prepayment, repayment or Reduction Action, as applicable, and such Yield Maintenance Fee shall be due and payable. The Yield Maintenance Fee shall also be payable with respect to any prepayments or distributions made by the Borrower pursuant to Section 5.2(c). For avoidance of doubt, except as set forth in Section 4.1(a), no Yield Maintenance Fee shall be payable with respect to any payments or distributions made by or on behalf of the Borrower pursuant to Section 5.2(b). Notwithstanding anything herein to the contrary, (x) the Yield Maintenance Fee shall be payable notwithstanding acceleration of the Obligations or the Maturity Date for any reason, including, without limitation, acceleration in accordance with Section 10.2 (including, without limitation, as a result of the occurrence of an Event of Bankruptcy), and (y) the acceleration thereof shall be treated as if the Advances were prepaid or repaid on the date of such acceleration.

Section 4.3 Making of Payments. All payments of principal of, or interest on, the Advances, and all amounts to be deposited by the Borrower, shall be made by the Borrower no later than 1:00 p.m. (New York City time), on the day when due in Dollars in same day funds to the account designated in writing by the Administrative Agent to the Borrower (the “Administrative Agent’s Account”) or, with respect to other amounts payable to any Lender or the Administrative Agent, directly thereto in accordance with the directions provided by the Lender or the Administrative Agent, as applicable. Funds received by any Person after 1:00 p.m. (New York City time), on the date when due will be deemed to have been received by such Person on the next following Business Day.

Section 4.4 Due Date Extension. If any payment of principal or interest with respect to any Advance falls due on a day which is not a Business Day, then such due date shall be extended to the next following Business Day, and additional interest shall accrue at the applicable interest rate and be payable for the period of such extension.

ARTICLE V

ACCOUNTS; DISTRIBUTION OF COLLECTIONS

Section 5.1 Accounts.

(a) Collection Account. The Borrower has established, continuously maintained and shall continue to maintain, in the name of the Borrower, an Eligible Account bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Administrative Agent, on behalf of the Secured Parties (the “Collection Account”), that at all times shall be subject to the Account Control Agreement.

GWG DLP Funding IV, LLC Fifth Amended and Restated Loan and Security Agreement

(b) Reserve Account. The Borrower has established, continuously maintained and shall continue to maintain, in the name of the Borrower, an Eligible Account bearing a designation clearly indicating that the funds on deposit therein are held for the benefit of the Administrative Agent, on behalf of the Secured Parties (the “Reserve Account”), that at all times shall be subject to the Account Control Agreement. Subject to the terms of the Account Control Agreement, in the event the Calculation Date Report and the related Payment Instructions with respect to any Calculation Date occurring prior to the Amended and Restated Closing Date indicated that the then Available Amount with respect to the related Distribution Date was insufficient to make the payments in clauses “First”, “Third”, “Fourth”, “Fifth”, “Sixth” and “Seventh” of the Priority of Payments (such deficiency being “Deficiency Claim Amount”), then on the Business Day immediately prior to such Distribution Date the Administrative Agent instructed the Securities Intermediary to withdraw from the Reserve Account an amount equal to the lesser of (i) the Deficiency Claim Amount for such Distribution Date and (ii) the amount on deposit in the Reserve Account, and deposit such amount in the Collection Account. Within two (2) Business Days after the occurrence of an Event of Default, the Borrower shall deposit, or cause to be deposited, into the Reserve Account an amount necessary to pay projected Ongoing Maintenance Costs and Debt Service for the following twelve (12) month period, and the Borrower shall not be entitled to withdraw any such amount unless and until such Event of Default has been cured (as determined by the Required Lenders in their sole and absolute discretion) or the Administrative Agent (with the written consent of the Lenders acting in their sole and absolute discretion) has waived such Event of Default in writing.

(c) [Reserved.]

(d) Borrower Account. The Borrower has established, continuously maintained and shall continue to maintain a segregated Eligible Account with an Eligible Institution in the name of the Borrower (the “Borrower Account”). The Borrower shall be entitled to cause the withdrawal of amounts on deposit in the Borrower Account for any purpose, including, without limitation, the payment of Premiums or Expenses.

(e) Payment Account. The Borrower has established, continuously maintained and shall continue to maintain, in the name of the Borrower, an Eligible Account bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Administrative Agent, on behalf of the Secured Parties (the “Payment Account”), that at all times shall be subject to the Account Control Agreement. All proceeds of Advances shall be deposited by the Lenders into the Payment Account or another account as set forth on Schedule 2.8. The Borrower has caused and shall cause any amounts on deposit in the Payment Account to be distributed by the Securities Intermediary in accordance with the terms of the Account Control Agreement, which amounts were used and shall be used for the purposes set forth in Section 2.8 and as specified in the related Borrowing Request.

(f) Administrative Agent Action. The Administrative Agent may, at any time after an Event of Default has occurred and is continuing, give written notice to the Securities Intermediary and to the Borrower, of the occurrence of such event and specifying whether the Administrative Agent is exercising its rights and remedies in relation thereto in accordance with this Loan Agreement and the Account Control Agreement, and will do any or all of the following: (i) exercise exclusive dominion and control over the funds deposited in the Accounts, (ii) have amounts that are sent to the Accounts redirected pursuant to its instructions, and (iii) take any or all other actions the Administrative Agent is permitted to take under this Loan Agreement and the Account Control Agreement for the benefit of the Secured Parties. If at any time, any Account shall cease to be an Eligible Account, the Borrower shall as promptly as reasonably practicable (but in no event more than five (5) Business Days) establish a replacement Eligible Account.

GWG DLP Funding IV, LLC Fifth Amended and Restated Loan and Security Agreement

(g) Collections Held In Trust. If at any time the Borrower, the Servicer, the Securities Intermediary or any of their Affiliates, as the case may be, shall receive any Collections or other proceeds of any Collateral other than through payment into the Collection Account, the Borrower shall or shall cause the Servicer, the Securities Intermediary or such Affiliate to, promptly (but in any event within two (2) Business Days of receipt thereof) remit or cause to be remitted all such Collections or other proceeds to the Collection Account, unless such Collections or other proceeds constitute sale proceeds, in which case, such Collections or other proceeds shall be remitted to the Administrative Agent’s Account pursuant to Section 4.1(b). All Collections received by the Borrower, the Servicer, the Securities Intermediary or any of their Affiliates, shall be (and the Borrower shall cause them to be) held by such Person in trust for the exclusive benefit of the Administrative Agent (on behalf of the Secured Parties). The outstanding principal amount of the Advances shall not be deemed repaid by any amount of the Collections held in trust by any Person, unless such amount is finally paid to the Administrative Agent in accordance with Section 5.2.

Section 5.2 Application of Available Amounts.

(a) The Administrative Agent, at any time acting alone or jointly with the Borrower, as determined by the Administrative Agent in its sole and absolute discretion, shall instruct the Securities Intermediary to distribute Collections deposited in the Collection Account, and all other amounts deposited in the Collection Account, in accordance with this Section 5.2, provided, that notwithstanding anything to the contrary in the foregoing, in the event the Borrower has issued a Borrowing Request for an Ongoing Maintenance Request and has provided notice to the Administrative Agent that Collections in the Collection Account must be distributed in order to satisfy the LTV condition precedent in Section 7.1(c), the Administrative Agent shall act jointly with the Borrower to instruct the Securities Intermediary to so distribute Collections deposited in the Collection Account in accordance with this Section 5.2. On or prior to each Calculation Date, and any other date selected by the Administrative Agent in its sole and absolute discretion, the Borrower (or upon the failure to provide by Borrower or if the Administrative Agent decides in its sole and absolute discretion to so prepare and deliver such Calculation Date Report, the Administrative Agent) shall prepare and deliver or cause to be prepared and delivered to the Administrative Agent a quarterly calculation report substantially in the form attached hereto as Exhibit D (the “Calculation Date Report”) with respect to the related Distribution Date, and the Borrower (or upon the failure of Borrower or if the Administrative Agent decides in its sole and absolute discretion to so prepare and deliver such Payment Instructions, the Administrative Agent) shall simultaneously deliver or cause to be delivered to the Securities Intermediary the payment instructions necessary to make the payments indicated in such Calculation Date Report (the “Payment Instructions”). In delivering the instructions required under Section 5.2(b) and Section 5.2(c), the Administrative Agent shall have the right to rely absolutely upon the information in the Calculation Date Reports, unless the Administrative Agent or the Required Lenders provide alternative information to the Borrower by notice in writing (such notice an “Alternative Information Notice”) not more than five (5) Business Days after receipt of the related Calculation Date Report by the Administrative Agent, in which case, the Administrative Agent shall have the absolute right to act in accordance with such Alternative Information Notice. Notwithstanding the foregoing, if the Borrower fails to deliver the related Calculation Date Report or the related Payment Instructions on or prior to the related Calculation Date (or such other date designated by Administrative Agent), or if the Administrative Agent decides in its sole and absolute discretion to so prepare and deliver such Calculation Date Report and Payment Instructions, then the Administrative Agent acting alone, based on information in the Administrative Agent’s possession, shall be entitled to prepare such Calculation Date Report and Payment Instructions and thereby instruct the Securities Intermediary to distribute Collections deposited in the Collection Account, and all other amounts deposited in the Collection Account, to be distributed in accordance with this Section 5.2, and the Administrative Agent shall have no liability whatsoever in respect of such instructions. If the Administrative Agent decides to so prepare and deliver the Calculation Date Report and Payment Instructions and instructs the Securities Intermediary to distribute the Available Amount in accordance with Section 5.2(b) or Section 5.2(c), the Administrative Agent shall use commercially reasonable efforts to provide the Borrower with reasonably concurrent notice thereof.

GWG DLP Funding IV, LLC Fifth Amended and Restated Loan and Security Agreement

(b) If no Event of Default or Unmatured Event of Default has occurred and is continuing, on each Distribution Date (and any other Business Day selected by the Administrative Agent in its sole and absolute discretion (each such date selected by the Administrative Agent, an “Interim Distribution Date”)), the Administrative Agent, at any time acting alone or jointly with the Borrower, as determined by the Administrative Agent in its sole and absolute discretion, shall instruct the Securities Intermediary to distribute from the Available Amount then on deposit in the Collection Account, in accordance with the Payment Instructions related to the Calculation Date Report for such Distribution Date (or any other Interim Distribution Date selected by Administrative Agent in its sole and absolute discretion), subject to the delivery of an Alternative Information Notice, and the Administrative Agent may, at any time, acting alone, instruct the Securities Intermediary to distribute from the Available Amount then on deposit in the Collection Account, and in either case, the following amounts in the following order of priority unless otherwise agreed in writing by the parties hereto (and, with respect to any payment to the Securities Intermediary or the Custodian, as consented to by such Person in writing):

First,	to the Custodian and the Securities Intermediary, as applicable, the fees, and expenses due and payable thereto in accordance with the Account Control Agreement, including, but not limited to, any Claims of any Indemnified Bank Person due and payable in accordance with the Account Control Agreement; provided that the aggregate amount of Claims payable under this clause “First” shall not exceed $25,000 on any Distribution Date; provided further, that any legal fees incurred by the Custodian and the Securities Intermediary on or prior to the date hereof in connection with the negotiation and drafting of this Loan Agreement and the Account Control Agreement shall not count against such maximum amounts payable on any Distribution Date;

Second,	if at such time the amount on deposit in the Reserve Account is less than $3,000,000, to the Administrative Agent, for the benefit of the Secured Parties, in an amount necessary to increase the then balance of the Reserve Account to $3,000,000 (or, if such amount is greater than the then remaining Available Amount, in an amount equal to the then remaining Available Amount);

Third,	to the Servicer, to the extent due and payable, the Servicing Fee;

Fourth,	to the Borrower or the Parent, for the payment or reimbursement of any reasonable administrative expenses and documented third-party expenses related to (i) the audit of the financial statements of the Borrower and the Parent pursuant to Section 9.1(d)(i) in an amount not to exceed $30,000 during the prior twelve (12) month period, (ii) Collateral Audits pursuant to Section 9.1(i) in an amount not to exceed $2,200 for each Pledged Policy during the prior twelve (12) month period (unless such Pledged Policy is a Small Face Policy and payments of Premiums in respect of such Pledged Policy are made on an annual basis, in which case, $500 per such Pledged Policy during the prior twelve (12) month period), and (iii) any other expenses of the Borrower and the Parent in an amount not to exceed $5,000 per month;

GWG DLP Funding IV, LLC Fifth Amended and Restated Loan and Security Agreement

Fifth,	if the Distribution Date (or if on another date, the Distribution Date following such date) is the last Distribution Date of the calendar year, to the Administrative Agent for the account of the Lenders, the Loan Administration Fee for the following calendar year;

Sixth,	to the Administrative Agent for the account of the Lenders, any accrued interest on the Advances as of such date;

Seventh,	to the Administrative Agent for the account of the Lenders, any Quarterly Principal Payment that is due and payable;

Eighth,	[Reserved];

Ninth,	one-hundred percent (100.0%) of the remaining Available Amounts to the Administrative Agent, for the account of the Lenders, to repay the outstanding principal balance of the Advances and all other Obligations (any such amount under this clause “Ninth”, the “Cash Sweep”), provided, that, if the Cash Sweep is applied on (i) an Interim Distribution Date, such Cash Sweep will be applied first to the Quarterly Principal Payment that due and payable on the next succeeding Distribution Date following such Interim Distribution Date, if such payment has not been made on a prior Interim Distribution Date and second to the Advances in inverse order of maturity or (ii) a Distribution Date, such Cash Sweep shall be applied in inverse order of maturity;

Tenth,	to the Custodian and the Securities Intermediary, as applicable, any fees and expenses due and payable thereto that remain unpaid (including such fees and expenses not paid pursuant to clause “First” of this Section 5.2(b)); and

Eleventh,	to the Borrower, any remaining Available Amounts by deposit to the Borrower Account.

(c) If an Event of Default or an Unmatured Event of Default has occurred and is continuing, the Administrative Agent acting alone shall instruct the Securities Intermediary to distribute from the Available Amount then on deposit in the Collection Account, in accordance with the Payment Instructions related to the Calculation Date Report for such Distribution Date (and any other Interim Distribution Date selected by the Administrative Agent in its sole and absolute discretion), subject to the delivery of an Alternative Information Notice, and the Administrative Agent may, at any time, acting alone, instruct the Securities Intermediary to distribute from the Available Amount then on deposit in the Collection Account, and in either case, the following amounts in the following order of priority unless otherwise agreed in writing by the parties hereto (and, with respect to any payments to the Securities Intermediary or the Custodian as consented to by such Person in writing):

First,	to the Custodian and the Securities Intermediary, as applicable, the fees, and expenses due and payable thereto in accordance with the Account Control Agreement, including, but not limited to, any Claims of any Indemnified Bank Person due and payable in accordance with the Account Control Agreement;

GWG DLP Funding IV, LLC Fifth Amended and Restated Loan and Security Agreement

Second,	to the applicable Issuing Insurance Company, the payment of scheduled Premiums which are due and payable prior to the following Distribution Date as set forth in the related Premium Payment Schedule;

Third,	to the Servicer, to the extent due and payable, the Servicing Fee;

Fourth,	if the Distribution Date (or if on another date, the Distribution Date following such date) is the last Distribution Date of the calendar year, to the Administrative Agent for the account of the Lenders, the Loan Administration Fee for the following calendar year;

Fifth,	to the Administrative Agent for the account of the Lenders, first, any accrued interest on the Advances as of such date and, second, any Quarterly Principal Payment that is due and payable;

Sixth,	to the Administrative Agent for the account of the Lenders, all outstanding principal and any other amounts with respect to the Advances and all other Obligations; provided that any remaining Available Amount under this Clause “Sixth” used to repay the Advances shall be applied to the Advances in inverse order of maturity until paid in full;

Seventh,	to the Custodian and the Securities Intermediary, as applicable, any fees and expenses due and payable thereto that remain unpaid (including such fees and expenses not paid pursuant to clause “First” of this Section 5.2(c)); and

Eighth,	to the Borrower, any remaining Available Amount by deposit to the Borrower Account.

(d) Notwithstanding anything herein to the contrary, prior to the applicable Calculation Date (including, for the avoidance of doubt, any additional Calculation Date designated by the Borrower pursuant to Section 5.2(f)), the Administrative Agent, acting at the direction of the Required Lenders in their sole and absolute discretion, may provide written notice to the Borrower that the percentage used to calculate the amount of the Cash Sweep in Clause “Ninth” of Section 5.2(b) shall be lowered to the percentage set forth in such notice with respect to the related Distribution Date.

(e) For the avoidance of doubt, no payment that is made pursuant to Clause “Ninth” of Section 5.2(b) shall constitute the payment of the Quarterly Principal Payment.

(f) Notwithstanding anything herein to the contrary, so long as no Event of Default or Unmatured Event of Default has occurred and is continuing, the Borrower may designate the tenth (10th) day (or if such day is not a Business Day, the next succeeding Business Day) of any calendar month in which a Calculation Date is not scheduled to occur as an additional Calculation Date by delivering written notice of such designation to the Administrative Agent no later than five (5) Business Days prior such day. Upon the Administrative Agent’s receipt of such written designation, such designated day shall constitute a Calculation Date for purposes of this Loan Agreement and the other Transaction Documents, the fifth day thereafter (or if such day is not a Business Day, the next succeeding Business Day) shall constitute a Distribution Date for purpose of this Loan Agreement and the other Transaction Documents, the Borrower shall be obligated to prepare and deliver to the Administrative Agent a Calculation Date Report on such designated Calculation Date with respect to the related Distribution Date and concurrently deliver or cause to be delivered the related Payment Instructions in accordance with Section 5.2(a), and the Available Amount on deposit in the Collection Account on such Distribution Date shall be distributed in accordance with Section 5.2(b), subject, in each case, to the procedures specified in Section 5.2(a). In such case, Administrative Agent may, at its sole and absolute discretion, cancel the scheduled distributions under this Section 5.2 as of the next scheduled Distribution Date.

GWG DLP Funding IV, LLC Fifth Amended and Restated Loan and Security Agreement

(g) The Borrower may deposit any amounts received as a capital contribution from the Parent into the Borrower Account. At any time the Available Amount for distribution on the immediately following Distribution Date is insufficient to pay amounts due under Section 5.2(b) or Section 5.2(c) as applicable, the Borrower may transfer an amount equal to such deficiency into the Collection Account. Amounts transferred by the Borrower from the Borrower Account into the Collection Account shall constitute part of the Available Amount for distribution on the immediately following Distribution Date (or other Interim Distribution Date designated by Administrative Agent in its sole and absolute discretion) in accordance with Section 5.2(b) or Section 5.2(c), as applicable. On or prior to the date of the making of any such deposit into the Collection Account, the Borrower shall notify the Administrative Agent in writing of the amount of such deposit.

Section 5.3 Permitted Investments.

(a) Funds at any time held in the Collection Account and the Reserve Account may be invested and reinvested at the direction of the Borrower (unless an Event of Default shall have occurred and be continuing, in which case at the written direction of the Administrative Agent) in one or more Permitted Investments in a manner provided in Section 5.3(c). In the absence of any such direction, funds held in the Collection Account or the Reserve Account shall not be invested. Funds at any time held in the Payment Account shall not be invested.

(b) Each investment made pursuant to this Section 5.3 on any date with respect to the Collection Account or the Reserve Account shall mature or be available not later than the Business Day preceding the Distribution Date after the day on which such investment is made, except that any investment made on the day preceding a Distribution Date shall mature on such Distribution Date.

(c) Any investment of funds in the Reserve Account or the Collection Account shall be made in Permitted Investments in which the Administrative Agent has (or will have upon acquisition) a first priority, perfected Lien.

(d) The Administrative Agent shall not be liable in any manner by reason of any insufficiency in the Collection Account or the Reserve Account resulting from any loss on any Permitted Investment included therein.

ARTICLE VI
INCREASED COSTS, ETC.

Section 6.1 Increased Costs. If any change in Regulation D of the Board of Governors of the Federal Reserve System, or any Regulatory Change, in each case occurring after the Closing Date:

(A) shall subject any Affected Party to any Tax, duty or other charge with respect to any Advance made or funded by it, or shall change the basis of the imposition of any Tax on payments to such Affected Party of the principal of or interest on any Advance owed to or funded by it or any other amounts due under this Loan Agreement in respect of any Advance made or funded by it (except for changes in the rate of Tax on the overall net income of such Affected Party imposed by any applicable jurisdiction in which such Affected Party has an office);

GWG DLP Funding IV, LLC Fifth Amended and Restated Loan and Security Agreement

(B) shall impose, modify or deem applicable any reserve (including, without limitation, any reserve imposed by the Board of Governors of the Federal Reserve System, but excluding any reserve included in the determination of interest rates pursuant to Section 3.1), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Affected Party;

(C) shall change the amount of capital maintained or required or requested or directed to be maintained by any Affected Party; or

(D) shall impose on any Affected Party any other condition affecting any Advance made or funded by any Affected Party;

and the result of any of the foregoing is or would be to (i) increase the cost to or impose a cost on an Affected Party funding or making or maintaining any Advance (including any commitment of such Affected Party with respect to any of the foregoing), (ii) to reduce the amount of any sum received or receivable by an Affected Party under this Loan Agreement or the Lender Notes, or (iii) in the good faith determination of such Affected Party, to reduce the rate of return on the capital of an Affected Party as a consequence of its obligations hereunder or arising in connection herewith to a level below that which such Affected Party could otherwise have achieved, and, in each case, unless any of the foregoing was imposed upon such Affected Party by a regulatory authority, such Affected Party determines that any of the foregoing also has a similar effect on any other credit facilities or other financing arrangements that are secured by life insurance policies (or interests therein) to which such Affected Party is a party to as a lender, administrative agent or other similar capacity, then after demand by such Affected Party to the Borrower (which demand shall be accompanied by a written statement setting forth the basis of such demand), the Borrower shall pay such Affected Party such additional amount or amounts as will (in the reasonable determination of such Affected Party) compensate such Affected Party for such increased cost or such reduction. Such written statement (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be rebuttable presumptive evidence of the subject matter thereof.

Section 6.2 Funding Losses. The Borrower hereby agrees that upon demand by any Affected Party (which demand shall be accompanied by a statement setting forth the basis for the calculations of the amount being claimed) the Borrower will indemnify such Affected Party against any net loss or actual expense which such Affected Party actually sustains or incurs (including, without limitation, any net loss or expense actually incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Affected Party to fund or maintain any Advance made by any Lender to the Borrower), as reasonably determined by such Affected Party, as a result of (a) any payment or prepayment (including any mandatory prepayment) of any Advance on a date other than a Distribution Date, or (b) any failure of the Borrower to borrow any Advance on the date specified therefor in a Borrowing Request. Such written statement shall, in the absence of manifest error, be rebuttable presumptive evidence of the subject matter thereof.

GWG DLP Funding IV, LLC Fifth Amended and Restated Loan and Security Agreement

Section 6.3 Withholding Taxes.

(a) All payments made by the Borrower hereunder shall be made free and clear of, and without reduction or withholding for or on account of, any present or future Covered Taxes. If any Covered Taxes are required to be withheld from any amounts payable to the Administrative Agent or any Lender, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Taxes) all such amounts payable hereunder at the rates or in the amounts specified herein. Whenever any Covered Taxes are payable by the Borrower, as promptly as possible thereafter, the Borrower shall send to the Administrative Agent for its own account or for the account of the related Lender, as the case may be, a certified copy or an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Covered Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required documentary evidence, the Borrower shall indemnify the Administrative Agent and each Lender for such Covered Taxes and any incremental Taxes that may become payable by the Administrative Agent or any Lender as a result of any such failure.

(b) At least five (5) Business Days prior to the first date on which any payments, including discount or Fees, are payable hereunder for the account of any Lender, if such Lender is not organized under the laws of the United States, such Lender agrees to deliver to each of the Borrower, the Securities Intermediary and the Administrative Agent two (2) duly completed copies of (i) United States Internal Revenue Service Form W-8BEN or W-8ECI (or successor applicable form) certifying that such Lender is entitled to receive payments hereunder without deduction or withholding, or at a reduced rate of withholding, of any United States federal income taxes, provided such Lender is legally able to provide such forms or (ii) United States Internal Revenue Service Form W-9 or substitute W-9 (or successor applicable form) to establish an exemption from United States backup withholding tax. Each Lender shall replace or update such forms as is necessary or appropriate to maintain any applicable exemption or as is requested by the Administrative Agent, the Securities Intermediary or the Borrower.

ARTICLE VII
CONDITIONS TO BORROWING

The making of the Advances hereunder is subject to the following conditions precedent:

Section 7.1 Conditions Precedent to each Ongoing Maintenance Advance. The Administrative Agent and the Lenders shall have no obligation to make an Ongoing Maintenance Advance unless:

(a) Representations and Covenants. On and as of the date of such Ongoing Maintenance Advance: (i) the representations of each of the Borrower, the Parent, the Custodian, the Securities Intermediary and the Servicer set forth in the Transaction Documents shall be true and correct in all material respects with the same effect as if made on such date (provided that representations already qualified by materiality shall be true in correct in all respects), and (ii) each of the Borrower, the Parent, the Custodian, the Securities Intermediary and the Servicer shall be in compliance with the covenants set forth in the Transaction Documents to which it is a party.

GWG DLP Funding IV, LLC Fifth Amended and Restated Loan and Security Agreement

(b) Fees. All Fees due and payable shall have been paid.

(c) LTV. After giving effect to such Ongoing Maintenance Advance, the LTV shall not exceed [*] percent ([*]%) (provided that solely during the period from the Fifth A&R Closing Date through February 1, 2022 such percentage shall be [*] percent ([*]%)), as determined by the Required Lenders in their sole and absolute discretion.

(d) Borrowing Base. Such Ongoing Maintenance Advance shall not exceed an amount such that such Ongoing Maintenance Advance, when taken together with the outstanding balance of all previous Advances (including any Protective Advances), would cause the aggregate outstanding balance of the Advances to exceed the Borrowing Base as of the date of such Ongoing Maintenance Advance.

(e) No Liens; First Priority Security Interest. There shall be no encumbrance or Lien on any of the Collateral other than Liens or encumbrances created or expressly permitted under the Transaction Documents.

(f) No Material Change in Laws. Since January 1, 2015, no material adverse change in any Applicable Law or any tax treatment of life insurance death benefits or proceeds shall have occurred or reasonably could be expected to occur.

(g) No Event of Default or Unmatured Event of Default. No Event of Default or Unmatured Event of Default shall have occurred and be continuing or will result from the making of such Ongoing Maintenance Advance.

(h) Borrowing Request; etc. The Administrative Agent shall have received a Borrowing Request (including a Borrowing Base Certificate) for such Ongoing Maintenance Advance (which may be an electronic or facsimile transmission).

(i) Transaction Documents. Each of the Transaction Documents shall be in full force and effect.

(j) Commitments. The Lenders’ Commitments shall have not been terminated.

(k) Material Adverse Effect. No event shall have occurred during the shorter of (i) the three (3) year period preceding the date of such Ongoing Maintenance Advance and (ii) the period of time commencing on the Closing Date and ending on the date of such Ongoing Maintenance Advance that could reasonably be expected to have a Material Adverse Effect.

(l) Other Ongoing Maintenance Advances. Ongoing Maintenance Advances after the Fifth A&R Closing Date shall only be made on December 27, 2021 and January 26, 2022 (in each case subject to the terms and conditions of this Agreement).

(m) Advance Date. The proposed Advance Date for such Ongoing Maintenance Advance is on or prior to the Commitment Termination Date.

GWG DLP Funding IV, LLC Fifth Amended and Restated Loan and Security Agreement

Section 7.2 [Reserved].

Section 7.3 Lender Valuation. (a) Lender Valuation. With respect to each Distribution Date occurring prior to the Maturity Date, the Administrative Agent shall, within three (3) Business Days prior to the related Calculation Date, provide the Borrower with the Lender Valuation of the Pledged Policies (including the amount of the Lender Valuation allocated to each individual Pledged Policy) as of such Calculation Date, along with the calculation of the Borrowing Base. In addition, prior to the Maturity Date, with respect to each calendar month in which a Distribution Date does not occur, the Administrative Agent shall, within ten (10) Business Days after the last day of the immediately preceding calendar month, provide the Borrower with the Lender Valuation of the Pledged Policies (including the amount of the Lender Valuation allocated to each individual Pledged Policy) as of the last day of the immediately preceding calendar month. The Borrower and Required Lenders hereby acknowledge that the methodology and metrics utilized by the Required Lenders in determining the Lender Valuation may be different than the methodology and metrics utilized by the Borrower and its Affiliates in determining the value of the Pledged Policies in connection with preparing the financial statements of the Borrower and its Affiliates.

(b) Lender Valuation Dispute. Subject to the third to last sentence of this Section 7.3(b), if the Borrower disagrees with a Lender Valuation relating to a determination of the LTV, it may dispute such Lender Valuation (a “Valuation Dispute”). The Borrower shall obtain a valuation of the Collateral from a third-party acceptable to the Required Lenders in their commercially reasonable judgment who is experienced in valuing Policies (a “Borrower Valuation”). In the event the Borrower Valuation (A) is more than ten percent (10%) higher than the Lender Valuation of the Pledged Policies and (B) results in an LTV of less than [*] percent ([*]%), then, at the Administrative Agent’s option, (i) on the first Distribution Date occurring after the Borrower obtains such Borrower Valuation, such Borrower Valuation will be used for the determination of the LTV (and for each subsequent Distribution Date, the Lender Valuation, as determined by the Administrative Agent from time to time, will be used for all subsequent determinations of the LTV, subject to the Borrower initiating any future Valuation Disputes in accordance with the terms hereof) or (ii) the Administrative Agent may request in writing that the Borrower repay all the Advances outstanding plus accrued interest and expenses in respect thereof (a “Payoff Notice”). If the Borrower does not repay such amount in full within one hundred eighty (180) days of the Payoff Notice, the Borrower will no longer have the right to initiate a Valuation Dispute and the Lender Valuation, as determined by the Administrative Agent from time to time, will be used for all subsequent determinations of the LTV. During such one hundred eighty (180) day period, the LTV and the related Lender Valuation shall equal the amounts as initially calculated by the Required Lenders. No Yield Maintenance Fee shall be payable in connection with the repayment of Advances by the Borrower pursuant to this Section 7.3(b).

GWG DLP Funding IV, LLC Fifth Amended and Restated Loan and Security Agreement

Section 7.4 Conditions Precedent to Fifth A&R Advance. The making of the Fifth A&R Advance is subject to the following conditions precedent:

(a) Representations and Covenants. On and as of the date of the making of the Fifth A&R Advance: (i) the representations of each of the Borrower, the Parent, the Custodian, the Securities Intermediary and the Servicer set forth in the Transaction Documents shall be true and correct with the same effect as if made on such date, and (ii) each of the Borrower, the Parent, the Custodian, the Securities Intermediary and the Servicer shall be in compliance with the covenants set forth in the Transaction Documents to which it is a party.

(b) Closing Documents. The Administrative Agent shall have received all of the following, each duly executed and dated as of the Fifth A&R Closing Date, in form and substance satisfactory to the Required Lenders:

(i) Transaction Documents. Duly executed and delivered counterparts of this Loan Agreement and each other Transaction Document, including the Second Borrower/Parent Note, the Second Allonge, the Letter Agreement Amendment, the Second Amendment to Securities Intermediary Agreement and the Power of Attorney, which Transaction Documents shall be in full force and effect.

(ii) Resolutions; Organizational Documentation. Certified copies of resolutions for the Borrower and the Parent authorizing or ratifying the execution, delivery and performance of each Transaction Document to which it is, or will be, a party, together with certified copies of the Borrower Organizational Documents and in the case of the Parent, a certified copy of its certificate of formation and limited liability company agreement.

(iii) Consents, etc. Certified copies of all documents evidencing any necessary waivers, consents and approvals required by the Borrower, the Parent and the Servicer with respect to each Transaction Document to which it is a party (including, without limitation, any and all approvals required for the Borrower or the Servicer to service the Collateral).

(iv) Incumbency and Signatures. A certificate of each of the Borrower, the Parent and the Servicer, certifying the names of its or its trustee’s or members, managers, directors or officers authorized to sign each Transaction Document to which it is, or will be, a party.

(v) Good Standing Certificates. Good standing certificates for each of the Borrower, the Parent and the Servicer issued as of a recent date acceptable to the Administrative Agent by: (i) the Secretary of State (or similar governmental authority) of the jurisdiction of such Person’s formation, and (ii) the Secretary of State (or similar governmental authority) of the jurisdiction where such Person’s chief executive office and principal place of business are located.

GWG DLP Funding IV, LLC Fifth Amended and Restated Loan and Security Agreement

(vi) [Reserved].

(vii) Lien Search Report. Results of completed UCC and tax and judgment lien searches and court searches for the jurisdictions of formation and chief executive office of the Borrower dated within two (2) weeks before the Fifth A&R Closing Date that name the Borrower as debtor (none of which shall show any of the Collateral subject to any Liens other than those created pursuant to the Transaction Documents).

(viii) Payment of Fees. Evidence (which may be in the form of one or more wire instructions and/or confirmations) that all Fees payable hereunder or under any other Transaction Document and all costs and expenses then due and payable have been paid or will be paid out of the proceeds of the Fifth A&R Advance.

(ix) Opinion of Counsel. Opinion of counsel to the Borrower in form and substance satisfactory to the Administrative Agent.

(x) Solvency Certificate. A certificate of solvency executed by an officer or director of the Borrower, certifying that the Borrower is and will be Solvent and able to pay its debts as they come due, and will have adequate capital to conduct its business.

(xi) Others. Such other documents as the Administrative Agent may reasonably request.

(c) LTV. After giving effect to the Fifth A&R Advance, the LTV shall not exceed [*] percent ([*]%), as determined by the Required Lenders in their sole and absolute discretion.

(d) Satisfactory Tax Review. The Required Lenders shall be satisfied with their review of all tax matters relating to the Borrower.

(e) Security Interest. The Required Lenders shall be satisfied that the Liens and security interests created under and granted by the Transaction Documents are first priority perfected exclusive Liens and will not be subject to any other senior Liens, pari passu Liens or junior Liens, security interests or any other Adverse Claims prior to or after the Fifth A&R Closing Date as determined in the Required Lenders’ sole and absolute discretion.

(f) No Material Change in Laws. Since January 1, 2021, no material adverse change in any Applicable Law or any tax treatment of life insurance death benefits or proceeds shall have occurred or reasonably could be expected to occur.

(g) No Event of Default or Unmatured Event of Default. No Event of Default or Unmatured Event of Default shall occur or be continuing or shall have resulted from the making of the Fifth A&R Advance.

(h) Borrowing Request; etc. The Administrative Agent shall have received a Borrowing Request (including a Borrowing Base Certificate) for the Fifth A&R Advance (which may be an electronic or facsimile transmission).

(i) Lender Notes. Each Lender shall have received an executed original of its Lender Note.

(j) Advance Date Related to Fifth A&R Advance. The proposed Advance Date for the Fifth A&R Advance shall be on or prior to the Commitment Termination Date.

GWG DLP Funding IV, LLC Fifth Amended and Restated Loan and Security Agreement

(k) Transaction Documents. Each of the Transaction Documents shall be in full force and effect.

(l) Commitments. The Lenders’ Commitments have not been terminated.

(m) Material Adverse Effect. No event has occurred that could reasonably be expected to have a Material Adverse Effect.

(n) Fifth A&R Advance Amount. The amount of the Fifth A&R Advance shall be equal to the Fifth A&R Advance Amount.

Section 7.5 Release. AS AN ADDITIONAL MATERIAL INDUCEMENT TO THE ADMINISTRATIVE AGENT AND THE LENDERS TO MAKE THE FIFTH A&R ADVANCE, UPON THE MAKING OF THE FIFTH A&R Advance, THE BORROWER, ON BEHALF OF ITSELF AND ITS AFFILIATES, SUCCESSORS, ASSIGNS, LEGAL REPRESENTATIVES AND CONSTITUENTS (WHETHER OR NOT A PARTY HERETO) (BORROWER AND SUCH AFFILIATES, SUCCESSORS, ASSIGNS, LEGAL REPRESENTATIVES AND CONSTITUENTS BEING REFERRED TO HEREIN COLLECTIVELY AND INDIVIDUALLY, AS “OBLIGORS, ET AL.”), FULLY, FINALLY AND COMPLETELY RELEASES AND FOREVER DISCHARGES THE LENDERS, THE ADMINISTRATIVE AGENT AND THEIR RESPECTIVE OWNERS, SUCCESSORS, ASSIGNS, AFFILIATES, SUBSIDIARIES, PARENTS, OFFICERS, SHAREHOLDERS, DIRECTORS, EMPLOYEES, ATTORNEYS AND AGENTS, PAST, PRESENT AND FUTURE, AND THEIR RESPECTIVE HEIRS, PREDECESSORS, SUCCESSORS AND ASSIGNS (COLLECTIVELY AND INDIVIDUALLY, “LENDER, ET AL.”) OF AND FROM ANY AND ALL CLAIMS, CONTROVERSIES, DISPUTES, LIABILITIES, OBLIGATIONS, DEMANDS, DAMAGES, EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS’ FEES), DEBTS, LIENS, ACTIONS AND CAUSES OF ACTION OF ANY AND EVERY NATURE WHATSOEVER, INCLUDING, WITHOUT LIMITATION, ANY THEREOF RELATING TO THE ADVANCES, THIS LOAN AGREEMENT AND/OR THE OTHER TRANSACTION DOCUMENTS AND WAIVES AND RELEASES ANY DEFENSE, RIGHT OF COUNTERCLAIM, RIGHT OF SET-OFF OR DEDUCTION TO THE PAYMENT OF THE INDEBTEDNESS EVIDENCED BY THE LENDER NOTES AND/OR ANY OTHER TRANSACTION DOCUMENT WHICH OBLIGORS, ET AL. MAY HAVE OR MAY CLAIM TO HAVE AGAINST LENDER, ET AL., OR ANY THEREOF, ARISING OUT OF, CONNECTED WITH OR RELATING TO ANY AND ALL ACTS, OMISSIONS OR EVENTS OCCURRING ON OR PRIOR TO THE FIFTH A&R CLOSING DATE. THE BORROWER HEREBY ACKNOWLEDGES, REPRESENTS AND WARRANTS TO THE LENDERS AND THE ADMINISTRATIVE AGENT THAT IT AGREES TO ASSUME THE RISK OF ANY AND ALL UNKNOWN, UNANTICIPATED OR MISUNDERSTOOD DEFENSES AND CLAIMS WHICH ARE RELEASED BY THE PROVISIONS HEREOF IN FAVOR OF LENDER, ET AL., AND WAIVES AND RELEASES ALL RIGHTS AND BENEFITS WHICH IT MIGHT OTHERWISE HAVE UNDER ANY FEDERAL, STATE OR LOCAL LAW OR STATUTE WITH REGARD TO THE RELEASE OF SUCH UNKNOWN, UNANTICIPATED OR MISUNDERSTOOD DEFENSES OR CLAIMS. THE BORROWER ACKNOWLEDGES THAT IT HAS READ AND UNDERSTANDS EACH OF THE PROVISIONS OF THIS RELEASE. THE BORROWER FULLY UNDERSTANDS THAT THIS RELEASE CONSTITUTES A GENERAL RELEASE, AND THAT IT HAS IMPORTANT LEGAL CONSEQUENCES. THE BORROWER CONFIRMS THAT IT WILL HEREBY RELEASE ANY AND ALL RELEASED CLAIMS THAT IT MAY INDIVIDUALLY HAVE AS OF THE DATE OF THE MAKING OF THE FIFTH A&R CLOSING DATE. THE BORROWER HEREBY ACKNOWLEDGES THAT IT HAS HAD A FULL AND FAIR OPPORTUNITY TO OBTAIN A LAWYER’S ADVICE CONCERNING THE LEGAL CONSEQUENCES OF THIS RELEASE AND WAIVER.

Section 7.6 Additional Representations and Warranties (Fifth A&R Advance). As an additional material inducement to the Administrative Agent and the Lenders to make the Fifth A&R Advance, Borrower hereby represents and warrants to, and agrees with, the Lenders and the Administrative Agent that, as of the Fifth A&R Closing Date, the Borrower has no defense, counterclaim or offset to the payment or performance of any of the Borrower’s obligations in regard to the Advances or any of the Transaction Documents and the Liens created and granted by the Transaction Documents continue unimpaired and of first priority and secure all existing and future obligations owed to the Lenders and/or the Administrative Agent in regard to the Advances.

GWG DLP Funding IV, LLC Fifth Amended and Restated Loan and Security Agreement

ARTICLE VIII
REPRESENTATIONS AND WARRANTIES

Section 8.1 Representations and Warranties of the Borrower. The Borrower makes the following representations and warranties to the Administrative Agent and each Lender:

(a) Organization, etc. The Borrower has been duly organized and is validly existing and in good standing under the laws of the State of Delaware (and is not organized under the laws of any other jurisdiction or Governmental Authority) with the requisite power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted. The Borrower is duly licensed or qualified to do business as a foreign entity in good standing in each jurisdiction in which the failure to be so licensed or qualified would be reasonably likely to have a Material Adverse Effect.

(b) Power and Authority; Due Authorization. The Borrower has (a) all necessary power, authority and legal right to (i) execute, deliver and perform its obligations under this Loan Agreement and each of the other Transaction Documents to which it is a party, and (ii) to borrow money on the terms and subject to the conditions herein provided, and (b) duly authorized, by all necessary action, the execution, delivery and performance of this Loan Agreement and the other Transaction Documents to which it is a party, the borrowing hereunder on the terms and conditions of this Loan Agreement and the granting of security therefor on the terms and conditions provided herein.

(c) No Violation. The consummation of the transactions contemplated by this Loan Agreement and the other Transaction Documents and the fulfillment of the terms hereof and thereof will not and do not (a) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, (i) the Borrower Organizational Documents, or (ii) any indenture, loan agreement, pooling and servicing agreement, sale agreement, purchase agreement, mortgage, deed of trust, or other agreement or instrument to which the Borrower is a party or by which the Borrower or any of its properties is bound, (b) result in or require the creation or imposition of any Adverse Claim upon any of its properties pursuant to the terms of any such indenture, loan agreement, pooling and servicing agreement, sale agreement, purchase agreement, mortgage, deed of trust, or other agreement or instrument, other than pursuant to the terms of the Transaction Documents or (c) violate any law or any order, rule, or regulation applicable to the Borrower or of any court or of any federal, state or foreign regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Borrower or any of its properties.

(d) Validity and Binding Nature. This Loan Agreement is, and the other Transaction Documents to which it is a party when duly executed and delivered by the Borrower and the other parties thereto will be, the legal, valid and binding obligation of the Borrower, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and by general principles of equity.

GWG DLP Funding IV, LLC Fifth Amended and Restated Loan and Security Agreement

(e) Government Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body required for the due execution, delivery or performance by the Borrower of any Transaction Document to which it is a party, remains unobtained or unfiled.

(f) Solvency. As of each Advance Date, after giving effect to each Advance made on such Advance Date, the Borrower was, is and will be Solvent and able to pay its debts as they come due, and had and will have adequate capital to conduct its business.

(g) Margin Regulations. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Advances, directly or indirectly, will be used for a purpose that violates, or would be inconsistent with, Regulations T, U and X promulgated by the Federal Reserve Board from time to time.

(h) Quality of Title. As of each Advance Date, the Collateral, including, without limitation, the Pledged Policies (which, for the avoidance of doubt, includes any Subject Policies), was and is owned by the Borrower (directly or through the Securities Intermediary) free and clear of any Adverse Claim.

(i) No Rescission. As of each Advance Date, no prior seller of any Pledged Policy or Subject Policy or any other Person which had an interest in any Pledged Policy or Subject Policy had or has exercised or, to the knowledge of the Borrower, the Parent or any Affiliate of any of them, attempted to exercise the right to rescind the sale of any Pledged Policy or Subject Policy.

(j) Perfection. This Loan Agreement, the Account Control Agreement, the collateral assignments filed in respect of the Pledged Policies, the Allonge, the Second Allonge and the financing statements filed in connection with this Loan Agreement create a valid first priority security interest in favor of the Administrative Agent (for the benefit of the Secured Parties) in the Collateral, which security interest has been perfected (free and clear of any Adverse Claim) as security for the Obligations. As of the Fifth A&R Closing Date and the date of any Advance following the Fifth A&R Closing Date, no effective financing statement or other instrument similar in effect covering any of the Collateral (including, without limitation, any Pledged Policies) or any interest therein owned by the Borrower (directly or through the Securities Intermediary) is on file in any recording office except for financing statements in favor of the Administrative Agent (for the benefit of the Secured Parties) in accordance with this Loan Agreement and the other Transaction Documents.

(k) Offices. The principal place of business and chief executive office of the Parent and of the Borrower is located at the address set forth on Schedule 13.2 (or at such other locations, notified to the Administrative Agent in jurisdictions where all action required hereby has been taken and completed).

GWG DLP Funding IV, LLC Fifth Amended and Restated Loan and Security Agreement

(l) Compliance with Applicable Laws; Licenses, etc.

(i) The Borrower is in compliance with the requirements of all Applicable Laws, a breach of any of which, individually or in the aggregate, could reasonably be expected to have an adverse effect on any of the Pledged Policies, the business, assets, financial condition or operations of the Borrower or any of the rights or interests of the Administrative Agent or any of the Lenders hereunder or under any other Transaction Document.

(ii) The Borrower has not failed to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its properties or to the conduct of its business, which violation or failure to obtain could reasonably be expected to have an adverse effect on any of the Pledged Policies, any other Collateral, the business, assets, financial condition or operations of the Borrower or any of the rights or interests of the Administrative Agent or any of the Lenders hereunder or under any other Transaction Document.

(iii) The Borrower has complied with all licensure requirements in each state in which it is required to be specifically registered or licensed as a purchaser, owner or servicer of life insurance policies.

(iv) There has been no event or circumstance that could reasonably be expected to result in the revocation of any license, permit, franchise or other governmental authorization of the Borrower necessary to the ownership of its properties or to the conduct of its business.

(m) No Proceedings. There is no order, judgment, decree, injunction, stipulation or consent order of or with any Governmental Authority to which the Borrower is subject, and there is no action, suit, arbitration, regulatory proceeding or investigation pending, or, to the actual knowledge of the Borrower, threatened, before or by any court, regulatory body, administrative agency or other tribunal or governmental instrumentality, against the Borrower that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; and there is no action, suit, proceeding, arbitration, regulatory or governmental investigation, pending or, to the actual knowledge of the Borrower, threatened, before or by any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (A) asserting the invalidity of this Loan Agreement, the Lender Notes or any other Transaction Document, (B) seeking to prevent the issuance of the Lender Notes or the consummation of any of the other transactions contemplated by this Loan Agreement or any other Transaction Document, (C) seeking to adversely affect the federal income tax attributes of the Borrower or (D) asserting that any Pledged Policy or Policy to become a Pledged Policy is invalid, void or otherwise unenforceable for any reason.

GWG DLP Funding IV, LLC Fifth Amended and Restated Loan and Security Agreement

(n) Investment Company Act, Etc. The Borrower is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, by virtue of an exemption other than pursuant to Section 3(c)(1) or Section 3(c)(7) thereof. The Borrower is not a “covered fund” under Section 13 of the Bank Holding Company Act of 1956, as amended.

(o) Eligible Policies. Each Policy that is a Pledged Policy is an Eligible Policy and no Policy is subject to any Applicable Law that makes unlawful the sale, transfer or assignment of such Pledged Policy and (ii) the Borrower is not aware of any agreements, documents, assignments or instruments related to such Policy except for those documents, assignments, and instruments that constitute and were included in the related Collateral Package that was delivered to the Administrative Agent and such Collateral Package contained, at the very least, the documents set forth in Exhibit M to the Account Control Agreement.

(p) Accuracy of Information. To the best of the Borrower’s knowledge and belief, after due inquiry, and in reliance on information provided by third parties, all information furnished by, or on behalf of, the Borrower to the Administrative Agent or any other Secured Party in connection with any Transaction Document, or any transaction contemplated thereby, is or was as of the date it was furnished (if such information was furnished on an earlier date) true and accurate in every material respect (without omission of any information necessary to prevent such information from being materially misleading).

(q) No Material Adverse Change. Since the Borrower’s formation, there has been no material adverse change in (A) the Borrower’s (i) financial condition, business or operations or (ii) ability to perform its obligations under any Transaction Document to which the Borrower is a party or (B) any of the Collateral.

(r) Trade Names and Subsidiaries. The Borrower has not used any other names, trade names or assumed names for the five year period preceding the date of this Loan Agreement. The Borrower has no Subsidiaries nor owns or holds, directly or indirectly, any equity interest in any Person.

(s) Accounts. Set forth in Schedule 8.1(s) is a complete and accurate description, as of the Fifth A&R Closing Date, of the existing Accounts, the Policy Account and the Borrower Account. The Accounts and the Policy Account have each been validly and effectively assigned to the Administrative Agent, for the benefit of the Secured Parties, and shall be encumbered by the Lien created pursuant to this Loan Agreement and the Account Control Agreement. The Account Control Agreement is the legal, valid and binding obligation of the parties thereto, enforceable against such parties in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and by general principles of equity). Neither the Borrower nor the Servicer has granted any interest in any of the Accounts or the Policy Account to any Person other than the Administrative Agent and the Administrative Agent has “control” of the Accounts and the Policy Account within the meaning of the applicable UCC.

GWG DLP Funding IV, LLC Fifth Amended and Restated Loan and Security Agreement

(t) Financial Statements. The financial statements required to be delivered pursuant to Section 9.1(d): (i) were, as of the date and for the periods referred to therein, complete and correct in all material respects, (ii) presented fairly the financial condition and results of operations of the related Person as at such time and (iii) were prepared in accordance with GAAP, consistently applied, except as noted therein (subject as to interim statements to normal year-end adjustments).

(u) No Event of Default. Taking into account the waiver by the Administrative Agent and the Lenders as set forth in the proviso of the last sentence of Section 13.3, no Event of Default or Unmatured Event of Default has occurred or is continuing, or, in relation to any Borrowing Request, will result from the funding of the Advance and use of funds specified therein.

(v) Foreign Assets Control Regulations, Etc.

(i) Neither the Borrower nor the Servicer nor any Affiliate of any of them is (A) a person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by the Office of Foreign Assets Control, U.S. Department of Treasury (“OFAC”) (an “OFAC Listed Person”) or (B) a department, agency or instrumentality of, or is otherwise controlled by or acting on behalf of, directly or indirectly, (x) any OFAC Listed Person or (y) any person, entity, organization, foreign country or regime that is subject to any OFAC Sanctions Program (each OFAC Listed Person and each other person, entity, organization and government of a country described in clause (B), a “Blocked Person”).

(ii) No part of the proceeds from the Advances issued hereunder, under the Existing Loan Agreement, under the Second Amended and Restated Loan Agreement, under the Amended and Restated Loan Agreement or under the Original Loan Agreement constituted or constitutes or will constitute funds obtained on behalf of any Blocked Person or was used or will otherwise be used, directly by the Borrower or indirectly by the Borrower, the Servicer, the Parent or any Affiliate of any of them in connection with any investment in, or, to the Borrower’s actual knowledge, any transactions or dealings with, any Blocked Person.

(iii) To the Borrower’s actual knowledge, none of the Borrower, the Parent, the Servicer or any Affiliate of any of them (A) is under investigation by any Governmental Authority for, or has been charged with, or convicted of, money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes under any Applicable Law (collectively, “Anti-Money Laundering Laws”), (B) has been assessed civil penalties under any Anti-Money Laundering Laws or (C) has had any of its funds seized or forfeited in an action under any Anti-Money Laundering Laws. The Borrower has taken reasonable measures appropriate to the circumstances, to the extent, if any, required by Applicable Law, to ensure that the Borrower and each Affiliate thereof is and will continue to be in compliance with all applicable current and future Anti-Money Laundering Laws.

GWG DLP Funding IV, LLC Fifth Amended and Restated Loan and Security Agreement

(iv) No part of the proceeds from Advances funded hereunder will be used, directly or indirectly, for any improper payments to any governmental official or employee, political party, official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage. The Borrower has taken reasonable measures appropriate to the circumstances, to the extent, if any, required by Applicable Law, to ensure that the Borrower and each Affiliate thereof is and will continue to be in compliance with all applicable current and future anti-corruption laws and regulations.

(w) Transaction Documents. The Borrower has not entered into any agreements or instruments other than the Transaction Documents. Since the date of its formation, the Borrower has not engaged in any activities except as those expressly permitted by the LLC Agreement and the other Transaction Documents.

(x) Retained Death Benefit Policies.  As of each Advance Date, all Pledged Policies that constitute Retained Death Benefit Policies are listed on Schedule 8.1(x) and, except as set forth on Schedule 8.1(x), the portion of the Net Death Benefit payable to any Person other than the Securities Intermediary does not exceed fifteen percent (15%) of the Net Death Benefit of any such Retained Death Benefit Policy.

ARTICLE IX

COVENANTS

Section 9.1 Affirmative Covenants. Until the first day following the date on which all of the Obligations are performed and paid in full and this Loan Agreement is terminated, the Borrower hereby covenants and agrees as follows:

(a) Compliance with Laws, Etc. The Borrower shall comply in all material respects with all Applicable Laws.

(b) Preservation of Existence. The Borrower shall preserve and maintain its existence, rights, franchises and privileges, and sole jurisdiction of formation, and qualify and remain qualified in good standing as a foreign entity in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualifications could have an adverse effect on any of the Pledged Policies, any other Collateral, the business, assets, financial condition or operations of the Borrower or any of the rights or interests of the Administrative Agent or any of the Lenders hereunder or under any other Transaction Document.

(c) Performance and Compliance with the Transaction Documents and Pledged Policies. The Borrower shall timely and fully perform and comply in all material respects with all provisions, obligations, covenants and other promises required to be observed by it under the Transaction Documents and otherwise with respect to the Pledged Policies.

GWG DLP Funding IV, LLC Fifth Amended and Restated Loan and Security Agreement

(d) Reporting Requirements. During the term of this Loan Agreement, the Borrower shall furnish or cause to be furnished to the Administrative Agent and each Lender:

(i) (x) as soon as available and in any event within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, a copy of the unaudited financial statements of the Borrower or the Parent (so long as such unaudited financial statements are on a consolidated basis and include the Borrower), as of the end of such fiscal quarter, certified by an officer or director of the Borrower, the Parent or their investment manager (which certification shall state that the related balance sheets and statements fairly present the financial condition and results of operations for such fiscal quarter), delivery of which financial statements shall be accompanied by a certificate of such officer or director to the effect that no Event of Default or Unmatured Event of Default has occurred and is continuing or, if an Event of Default or Unmatured Event of Default has occurred and is continuing, specifying the details thereof and any action taken or proposed to be taken with respect thereto and (y) as soon as available, and in any event within ninety (90) days after the end of each fiscal year of the Borrower (commencing with the fiscal year ending in 2016), a copy of the audited annual balance sheet for such fiscal year of the Borrower or the Parent (so long as such audited annual balance sheet is on a consolidated basis and includes the Borrower), as at the end of such fiscal year, together with the related audited statements of earnings, stockholders’ equity and cash flows for such fiscal year, certified by an officer or director of the Borrower or the Parent (which certification shall state that the related balance sheets and statements fairly present the financial condition and results of operations for such fiscal year, subject to year-end audit adjustments), delivery of which balance sheets and statements shall be accompanied by a certificate of such officer or Director to the effect that no Event of Default or Unmatured Event of Default has occurred and is continuing;

(ii) as soon as possible and in any event within three (3) Business Days after any officer of the Borrower or the Parent has actual knowledge of (A) the occurrence of an Event of Default or an Unmatured Event of Default, an officer’s certificate of the Borrower setting forth details of such event and the action that the Borrower proposes to take with respect thereto and (B) the downgrade, withdrawal or suspension of the financial strength rating of any Issuing Insurance Company, notice to the Administrative Agent thereof;

(iii) a copy of the Servicer Report on each Servicer Report Date;

(iv) promptly, from time to time, such other information, documents, records or reports respecting the Collateral, the Subject Policies or the condition or operations, financial or otherwise, of the Borrower as the Administrative Agent may from time to time reasonably request in order to protect the interests of the Administrative Agent or any Lender under or as contemplated by this Loan Agreement and the other Transaction Documents, including but not limited to, upon each sale of a Pledged Policy, a report that shall include such information as the Administrative Agent shall reasonably request, calculated as of before such sale and after such sale, taking into account the application of the proceeds of such sale;

GWG DLP Funding IV, LLC Fifth Amended and Restated Loan and Security Agreement

(v) as soon as possible upon learning of the death of any Insured, an email notification to the Administrative Agent of (A) the identity of such Insured, (B) the cost basis of the Pledged Policy relating to such Insured (purchase price paid by the first person that purchased such Pledged Policy that was an Affiliate of the Borrower or the Parent, or, if such Pledged Policy was acquired by such Affiliate in a foreclosure process, the amount of indebtedness allocated to such Pledged Policy by such Affiliate plus any additional accrued and unpaid interest thereon as of the date of foreclosure and, in each case, plus premiums paid thereon after the date of foreclosure or purchase, as applicable, and until the date of the death of such Insured), (C) the Net Death Benefit of the Pledged Policy relating to such Insured, (D) the two (2) Life Expectancy Reports delivered with respect to such Insured relating to the applicable Advance and the names of the Pre-Approved Medical Underwriters which provided such Life Expectancy Reports (unless the related Pledged Policy is a Small Face Policy, in which case, the Life Expectancy Report delivered with respect to such Insured relating to the applicable Advance and the name of the medical underwriter which provided such Life Expectancy Report, which medical underwriter shall be AVS, Fasano or another medical underwriter approved by the Required Lenders in their sole and absolute discretion), (E) the date the Pledged Policy was first acquired by an Affiliate of the Borrower or the Parent relating to such Insured and (F) the date of birth and date of death of such Insured;

(vi) no later than December 1 of each calendar year (including the current calendar year), an annual budget substantially in form of Exhibit E (each, an “Annual Budget”). Within five (5) Business Days of delivery of the first such Annual Budget, and thereafter within twenty (20) Business Days of delivery of each subsequent Annual Budget to the Administrative Agent and each Lender, the Required Lenders will specify to the Administrative Agent, and the Administrative Agent will advise the Borrower the amount they have approved in their sole and absolute discretion for funding through Advances and/or Collections in respect of scheduled Premiums on the Pledged Policies for (a) in the case of the first such Annual Budget, the current calendar year, and (b) in the case of any subsequent Annual Budget the succeeding calendar year; provided that at any time, in their sole and absolute discretion, the Required Lenders may notify the Administrative Agent and Borrower that they approve increases in such amounts or direct decreases in such amounts;

(vii) to the extent not prohibited by Applicable Law, within two (2) Business Days after receipt by the Borrower or any Affiliate thereof, all notices, communications and other information (including medical information) related to a Pledged Policy or a related Insured; and

GWG DLP Funding IV, LLC Fifth Amended and Restated Loan and Security Agreement

(viii) immediately following any change to the information provided in any Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in such certification.

(e) Use of Advances. The Borrower shall use the proceeds of Advances in accordance with Section 2.8(a).

(f) Separate Legal Entity. The Borrower hereby acknowledges that each Lender and the Administrative Agent are entering into the transactions contemplated by this Loan Agreement and the other Transaction Documents in reliance upon the Borrower’s identity as a legal entity separate from the members, shareholders or other equity owners of the Parent or any other Person. Therefore, from and after the Closing Date, the Borrower shall take all steps to continue the Borrower’s identity as a separate legal entity and to make it apparent to third Persons that the Borrower is an entity with assets and liabilities distinct from those of any other Person, and is not a division of any other Person. Without limiting the generality of the foregoing and in addition to and consistent with the covenant set forth in Section 9.1(b), the Borrower shall take such actions as shall be required in order that:

(i) The Borrower will be a limited liability company whose primary activities are restricted in the Borrower Organizational Documents to acquiring and owning Pledged Policies and financing the acquisition thereof pursuant to this Loan Agreement;

(ii) (x) At least one director of the Borrower (the “First Independent Director”) shall be an individual who (i) is not a present or former director, manager, officer, employee, supplier, customer or five percent (5%) beneficial owner of the outstanding common stock of any Person or entity beneficially owning any outstanding shares of common stock or other equity interest of the Parent or any Affiliate thereof and (ii) has at least three years of employment experience with one or more entities with a national reputation and presence that provide, in the ordinary course of its business, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities, and is currently employed by such an entity; provided, however, that an individual shall not be deemed to be ineligible to be the First Independent Director solely because such individual serves or has served in the capacity of an “independent director” or similar capacity for special purpose entities formed by the Borrower or any of its Affiliates and (y) at least one director of the Borrower (the "Second Independent Director") shall be an individual appointed and/or elected to the board of directors of the Borrower who is satisfactory to the Administrative Agent, which Second Independent Director shall have been first duly appointed and/or elected to the board of directors of the Borrower on or prior to January 7, 2022. On or prior to January 7, 2022, the Borrower Organizational Documents shall be amended to reflect the appointment of the Second Independent Director and to provide that (i) the board of directors or the equity owners of the Borrower shall not approve, or take any other action to cause the filing of, a voluntary bankruptcy petition with respect to the Borrower unless each Independent Director shall approve the taking of such action in writing prior to the taking of such action, and (ii) such provision cannot be amended without the prior written consent of each Independent Director;

GWG DLP Funding IV, LLC Fifth Amended and Restated Loan and Security Agreement

(iii) Any employee, consultant or agent of the Borrower will be compensated from funds of the Borrower, as appropriate, for services provided to the Borrower;

(iv) The Borrower will allocate and charge fairly and reasonably overhead expenses shared with any other Person. To the extent, if any, that the Borrower and any other Person share items of expenses such as legal, auditing and other professional services, such expenses will be allocated to the extent practical on the basis of actual use or the value of services rendered, and otherwise on a basis reasonably related to the actual use or the value of services rendered;

(v) The Borrower shall hold itself out as a separate entity;

(vi) The Borrower’s operating expenses will not be paid by any other Person except as permitted under the terms of this Loan Agreement;

(vii) The Borrower’s books and records will be maintained separately from those of any other Person;

(viii) The Borrower shall pay its own liabilities out of its own funds;

(ix) The Borrower shall not acquire any obligations or securities of its members, partners or shareholders, except that the Borrower has previously made a loan to the Parent as evidenced by the Borrower/Parent Note and will make an additional loan to parent on the Fifth A&R Closing Date as evidenced by the Second Borrower/Parent Note;

(x) All audited financial statements of any Person that are consolidated to include the Borrower will contain notes clearly stating that (A) all of the Borrower’s assets are owned by the Borrower, and (B) the Borrower is a separate entity;

(xi) The Borrower’s assets will be maintained in a manner that facilitates their identification and segregation from those of any other Person;

(xii) The Borrower will strictly observe appropriate formalities in its dealings with all other Persons, and funds or other assets of the Borrower will not be commingled with those of any other Person, other than temporary commingling in connection with servicing the Pledged Policies to the extent explicitly permitted by the other Transaction Documents;

(xiii) The Borrower shall not, directly or indirectly, be named or enter into an agreement to be named, as a direct or contingent beneficiary or loss payee, under any insurance policy with respect to any amounts payable due to occurrences or events related to any other Person other than, for avoidance of doubt, life insurance policies purchased by the Borrower for investment purposes and pledged to the Administrative Agent and the Lenders hereunder;

GWG DLP Funding IV, LLC Fifth Amended and Restated Loan and Security Agreement

(xiv) The Borrower shall maintain an arm’s length relationship with its Affiliates;

(xv) Any Person that renders or otherwise furnishes services to the Borrower will be compensated thereby at market rates for such services it renders or otherwise furnishes thereto. The Borrower will not hold itself out to be responsible for the debts of any other Person; and

(xvi) The Borrower will maintain all policies and procedures or take or continue to take all actions necessary or appropriate to ensure that all factual assumptions set forth in opinions of counsel of the Borrower or its Affiliates delivered in connection herewith or the other Transaction Documents remain true and accurate at all times.

(g) Defense. The Borrower shall, in consultation with the Administrative Agent and at the Borrower’s own expense, defend the Collateral against all lawsuits and statutory claims and Liens of all Persons at any time claiming the same or any interest therein through the Borrower or any Affiliate thereof adverse to the Administrative Agent or the Secured Parties.

(h) Perfection. The Borrower shall, at the Borrower’s expense, perform all acts and execute all documents requested by the Administrative Agent at any time to evidence, perfect, maintain and enforce the title or the security interest of the Administrative Agent in the Collateral and the priority thereof. The Borrower will, at the request of the Administrative Agent, deliver financing statements relating to the Collateral, and, where permitted by law, the Borrower hereby authorizes the Administrative Agent to file one or more financing statements covering all of the Collateral and other assets of the Borrower. The Borrower shall cause its primary electronic books and records relating to the Collateral to be marked, with a legend stating that the Pledged Policies and the other Collateral owned by the Borrower have been pledged to the Administrative Agent, for the benefit of the Secured Parties.

(i) Audit. The Borrower shall, and shall cause the Servicer, the Custodian and the Parent to, permit each Lender, the Administrative Agent or their duly authorized representatives, attorneys or auditors during ordinary business hours and upon three (3) Business Days written notice, to visit the offices thereof and to inspect the Collateral and the Collateral Packages, and the related accounts, records and computer systems, software and programs used or maintained by the Borrower, the Servicer, the Parent or the Custodian, as the case may be at such times as such Lender or the Administrative Agent may reasonably request, using auditors and/or accountants selected by such Lender or the Administrative Agent in its sole and absolute discretion (a “Collateral Audit”) and the Borrower shall enable the Insurance Consultant to seek and receive from the related Issuing Insurance Companies any verifications of coverage related to the Pledged Policies as often as the Administrative Agent may request the Insurance Consultant to do so (though not more frequently than once per month unless an Event of Default or Unmatured Event of Default has occurred and is continuing). Unless an Event of Default or an Unmatured Event of Default has occurred and is continuing, a Collateral Audit under this Section 9.1(i) may be conducted not more frequently than once per month. The Borrower shall promptly on demand reimburse the Administrative Agent and the Lenders for all costs and expenses incurred by or on behalf of the Administrative Agent and the Lenders in connection with any Collateral Audit and their ongoing review and Insurance Consultant’s ongoing review of the documents related to the Pledged Policies, including without limitation the documents on the FTP Site; provided, however, if no Event of Default or Unmatured Event of Default has occurred and is continuing, no more than one Collateral Audit per year shall be at the expense of the Borrower (all other Collateral Audits in a year being at the expense of the Lenders) and the total expenses incurred by or on behalf of the Borrower related to a Collateral Audit (including any reimbursements actually made by the Borrower to the Lenders and the Administrative Agent in connection with such Collateral Audit), a Servicer Collateral Audit, enabling the Insurance Consultant to receive any verifications of coverage, information requests described in Section 9.1(cc) and audits conducted pursuant to Section 13.8(a)(iv), in each case, excluding any internal and third-party costs and expenses incurred in the ordinary course by or on behalf of the Borrower, shall be limited to no more than $2,200 for each Pledged Policy (or if such Pledged Policy is a Small Face Policy and payment of Premiums in respect of such Pledged Policy are made on an annual basis, $500 for each such Pledged Policy) (as adjusted annually for inflation or such higher amount if such higher amount is the Insurance Consultant’s reasonably determined prevailing market cost in the industry for such Collateral Audits or ongoing reviews of the type in question as adjusted for changes in audit standards) during the shorter of (i) the prior twelve (12) month period and (ii) the period of time commencing on the most recent Advance Date and ending on the date of such Collateral Audit, verification of coverage, information request or audit, as applicable. Upon instructions from the Administrative Agent, the Borrower shall, and shall cause the Servicer (and the Administrative Agent may cause the Custodian) to release any document related to any Collateral to the Administrative Agent. If an Event of Default or Unmatured Event of Default has occurred and is continuing, the Administrative Agent, at the Borrower’s expense, shall have the right to conduct a Collateral Audit at any time and as often the Administrative Agent determines is necessary or desirable.

GWG DLP Funding IV, LLC Fifth Amended and Restated Loan and Security Agreement

(j) Additional Assistance. The Borrower shall provide such cooperation, information and assistance, and prepare and supply the Administrative Agent with such data regarding the performance by the Issuing Insurance Companies of their obligations under the Pledged Policies and the performance by the Borrower of its obligations under the Transaction Documents, as may be reasonably requested by the Administrative Agent from time to time.

(k) Accounts. The Borrower shall not maintain any bank accounts other than the Accounts, the Policy Account and the Borrower Account. The Borrower shall not close any of the Accounts or the Borrower Account unless the Required Lenders shall have consented thereto in their sole and absolute discretion.

(l) Keeping of Records and Books of Account. The Borrower shall maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate the documents relating to the Collateral in the event of the destruction thereof), and keep and maintain all records and other information, reasonably necessary or reasonably advisable for the collection of proceeds of the Pledged Policies.

(m) Deposit of the Collections. The Borrower shall deposit or cause to be deposited all Collections into the Collection Account or the Administrative Agent’s Account, as applicable, in each case, in accordance with Section 5.1.

(n) Investment Company Act. The Borrower shall ensure that none of the Borrower or the Parent shall become an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, by virtue of an exemption other than pursuant to Section 3(c)(1) or Section 3(c)(7) thereof. The Borrower shall take any and all actions to ensure that it is not a “covered fund” under Section 13 of the Bank Holding Company Act of 1956, as amended.

(o) Borrower Residence. The Borrower shall at all times maintain its registered office in Delaware and its head office and principal place of business in Minnesota or Texas unless with respect to any proposed change in the location of its head office or principal place of business (i) the Borrower shall have given to the Administrative Agent not less than thirty (30) days’ prior written notice thereof, clearly describing the new location, and (ii) the Borrower shall have taken such action, satisfactory to the Administrative Agent, to maintain the title or ownership of the Borrower and any security interest of the Administrative Agent, in the Collateral at all times fully perfected and first priority (subject to no Adverse Claims) and in full force and effect (including, without limitation, delivering one or more opinions of counsel providing that all such actions have been so taken, in form and substance satisfactory to the Administrative Agent).

(p) Payment of Taxes. The Borrower shall pay and discharge, as they become due, all Taxes lawfully imposed upon it or incurred by it or its properties and assets, including, without limitation, lawful claims for labor, materials and supplies which, if unpaid might become a Lien or a charge upon any of the assets of the Borrower, including, without limitation, the Collateral, provided, however, that the Borrower shall have the right to contest any such taxes, assessments, debts, claims and other charges in good faith so long as adequate reserves are maintained in accordance with GAAP.

(q) Errors and Omissions. The Borrower shall maintain, at its own expense, an errors and omissions policy, each with insurance companies rated A-, VII or higher by A.M. Best on all officers, employees or other Persons where the Borrower has the right to direct and control such individuals in any capacity with regard to the Pledged Policies to handle documents and papers related thereto. Each such policy shall insure against losses resulting from the errors, omissions and negligent acts of such officers, employees and other persons and shall be maintained in an amount of at least $2,000,000 or such lower amount as the Administrative Agent may designate in writing to the Borrower from time to time, and in a form reasonably acceptable to the Administrative Agent and naming the Administrative Agent on behalf of the Lenders as an additional loss payee. No provision of this Section 9.1(q) requiring such errors and omissions policy shall diminish or relieve the Borrower from its duties and obligations as set forth in this Loan Agreement. Upon the request of the Administrative Agent at any time subsequent to the Closing Date, the Borrower shall cause to be delivered to the Administrative Agent a certification evidencing the Borrower’s coverage under such errors and omissions policy. Any such insurance policy shall contain a provision or endorsement providing that such policy may not be canceled or modified in a materially adverse manner without ten (10) days’ prior written notice to the Administrative Agent.

GWG DLP Funding IV, LLC Fifth Amended and Restated Loan and Security Agreement

(r) Pledged Policies. The Borrower shall maintain the Pledged Policies in full force and effect and if any Pledged Policy enters a “grace period”, the Borrower shall pay within ten (10) Business Days all Premiums due and payable with respect to such Pledged Policy and shall restore such Pledged Policy to good standing.

(s) Further Assurances. The Borrower shall procure and deliver to the Administrative Agent and/or execute any security agreement, financing statement or other writing requested by the Administrative Agent to evidence, preserve, protect or enforce the Secured Parties’ rights and interests to or in the Collateral or in any other collateral agreed to by the parties.

(t) Litigation. The Borrower shall promptly notify the Administrative Agent of:

(i) any litigation, administrative proceedings, audits, actions, proceedings, claims or investigations pending or threatened in writing, conducted or to be conducted by any Person or Governmental Authority, actions, proceedings, claims or investigations pending or threatened in writing against the Borrower or the entry of any judgment against the Borrower, which in each case could reasonably be expected to involve or create a liability of the Borrower which exceeds $25,000 per incident or $100,000 in the aggregate, whether or not insured against;

(ii) the entry of any judgment against the Borrower or the creation of any Lien against any of the Collateral;

(iii) any actual or alleged violation by the Borrower of any Applicable Law which could reasonably be expected to have an adverse effect on any of the Pledged Policies, the business, assets, financial condition or operations of the Borrower or any of the rights or interests of the Administrative Agent or any of the Lenders hereunder or under any other Transaction Document; and

(iv) any pending or threatened litigation dispute or similar matter relating to any Pledged Policy or any other Policy owned by an Affiliate of the Borrower that was originated in a similar manner or under a similar origination or financing program as a Pledged Policy.

GWG DLP Funding IV, LLC Fifth Amended and Restated Loan and Security Agreement

(u) Loan Administration Fee. The Borrower shall pay the Loan Administration Fee for the following calendar year on the last Distribution Date of each calendar year.

(v) Insured Consent. The Borrower shall use, or shall cause the Servicer to use, commercially reasonable efforts to cause each Insured with respect to a Pledged Policy to consent to the release and delivery of its current and historical medical information and death certificate.

(w) Servicer Documents. The Borrower shall cause the Servicer, at the request of the Administrative Agent, to provide to the Administrative Agent all information and documentation in the possession of the Servicer with respect to the Pledged Policies and the related Insureds.

(x) Schedule of Premiums. The Borrower shall cause the Servicer to provide a schedule of Premiums due during the following twelve (12) month period on or prior to the Calculation Date with respect to each Distribution Date.

(y) In-Force Policy Illustrations. With respect to each Pledged Policy, for each calendar year, the Borrower shall use commercially reasonable efforts to cause the applicable Issuing Insurance Company to deliver to the Administrative Agent an in-force Policy Illustration in respect of such Pledged Policy no later than sixty (60) calendar days after the anniversary date of such Pledged Policy.

(z) Cooperation. The Borrower shall assist the Administrative Agent with, and take all actions reasonably requested by the Administrative Agent in connection with, the engagement of servicers, medical underwriters and tracking agents and the enabling of such parties to perform the services for which they have been retained by the Administrative Agent relating to the Pledged Policies.

(aa) [Reserved].

(bb) Other Information. The Borrower shall obtain any other information requested by the Administrative Agent with respect to the Pledged Policies and the Insureds.

(cc) Transaction Documents. The Borrower shall duly and timely perform all of its covenants and obligations under all Transaction Documents, except with the prior written consent of the Administrative Agent.

(dd) Purchase Agreements. The Borrower shall enforce each of the Parent Obligations promptly, but in any event, within three (3) Business Days of (a) if the applicable provisions of the Purchase Agreement provide for a specified cure period for such Parent Obligations, the date of the expiration of such specified cure period and (b) if the applicable provisions of the Purchase Agreement do not provide for a specified cure period for such Parent Obligations, the earlier of (i) the date on which such Parent Obligations which have not been performed have first become due and (ii) the date on which the Administrative Agent provides instruction to the Borrower to enforce such Parent Obligations.

GWG DLP Funding IV, LLC Fifth Amended and Restated Loan and Security Agreement

(ee) Servicing Agreement. The Borrower shall enforce each of the Servicing Agreement Obligations and the Servicing Agreement Rights promptly, but in any event, within three (3) Business Days of (a) in the case of any Servicing Agreement Obligations, (i) if the applicable provisions of the Servicing Agreement provide for a specified cure period for such Servicing Agreement Obligations, the date of the expiration of such specified cure period and (ii) if the applicable provisions of the Servicing Agreement do not provide for a specified cure period for such Servicing Agreement Obligations, the earlier of (x) the date on which such Servicing Agreement Obligations which have not been performed have first become due and (y) the date on which the Administrative Agent provides instruction to the Borrower to enforce such Servicing Agreement Obligations and (b) in the case of such Servicing Agreement Rights, the date on which the Borrower becomes aware that such Servicing Agreement Rights are enforceable.

(ff) Life Expectancy Reports. The Borrower shall, at its sole cost and expense, request and obtain further updated Life Expectancy Reports from each of 21st and AVS for each Insured related to the Pledged Policies (or one of 21st or AVS if any such Pledged Policy constitutes a Small Face Policy) no less frequently than once every five (5) calendar years (or as more frequently as may be directed in writing by the Administrative Agent to the Borrower from time to time, at the Administrative Agent's sole cost and expense (unless an Event of Default has occurred and is continuing, in which case, such updated Life Expectancy Reports shall be at the Borrower’s sole cost and expense)).

(gg) [Reserved].

(hh) Beneficial Ownership Certification / Know Your Customer. If requested by Administrative Agent or any Lender, a Beneficial Ownership Certification in relation to Borrower.

Section 9.2 Negative Covenants. Until the first day following the date on which all of the Obligations are performed and paid in full and this Loan Agreement is terminated, the Borrower hereby covenants and agrees that it shall not:

(a) Assignment of Pledged Policies, Etc. Except for a Permissible Sale, sell, assign (by operation of law or otherwise) or otherwise dispose of (including by way of Division), or create or suffer to exist, any Adverse Claim upon or with respect to, any of the Pledged Policies or any other Collateral, including, without limitation, any Adverse Claim arising out of a Policy Loan.

(b) Amendments to Transaction Documents, etc. Amend, otherwise modify or waive any term or condition of (i) any Transaction Document or any Pledged Policy, except in each case with the prior written consent of the Required Lenders in their sole and absolute discretion or (ii) the Borrower Organizational Documents or any other material contract other than any Transaction Document or any Pledged Policy, except in each case with the prior written consent of the Required Lenders acting in their sole and absolute discretion.

GWG DLP Funding IV, LLC Fifth Amended and Restated Loan and Security Agreement

(c) Deposit of Non-Collections. Deposit or otherwise credit, or cause or permit to be so deposited or credited, to the Collection Account any cash proceeds or other assets other than Collections and other amounts allowed or required to be credited to the Collection Account in accordance with Section 5.2.

(d) Indebtedness. Contract, create, incur or assume any indebtedness other than indebtedness incurred pursuant to this Loan Agreement and the other Transaction Documents.

(e) Change of Accounts. Change or cause to be changed any of the Accounts, the Policy Account, the Borrower Account or amend the Account Control Agreement without prior written consent of the Required Lenders in their sole and absolute discretion.

(f) Mergers, Acquisitions, Sales, Subsidiaries, etc.

(i) Be acquired directly or indirectly or be a party to any merger, division or consolidation (including, without limitation, any Division), or directly or indirectly purchase or otherwise acquire all or substantially all of the assets or any stock of any class of, or any partnership or joint venture interest in, any other Person, except for Permitted Investments or sell, transfer, assign, convey or lease any of its property and assets (or any interest therein) other than in a Permissible Sale;

(ii) make, incur or suffer to exist an Investment in, equity contribution to, loan or advance to, or payment obligation in respect of the deferred purchase price of, or payment for, property from, any other Person, except for Permitted Investments and except for the loans to the Parent evidenced by the Borrower/Parent Note and Second Borrower/Parent Note, pursuant to the Transaction Documents;

(iii) create any direct or indirect Subsidiary or otherwise acquire direct or indirect ownership of any equity interests in any other Person; or

(iv) enter into any transaction with any Affiliate of the Borrower, the Servicer or any Affiliate of any of them except for the transactions contemplated or permitted by the Transaction Documents.

(g) Change in Business Policy. Make any change in the character of its business.

(h) Chief Executive Office. Move its chief executive office or jurisdiction of formation or its situs or permit the documents and books evidencing the Collateral to be moved unless (i) the Borrower shall have given to the Administrative Agent not less than thirty (30) days’ prior written notice thereof, clearly describing the new location, and (ii) the Borrower shall have taken such action, satisfactory to the Administrative Agent, to maintain the title or ownership of the Borrower and any security interest of the Administrative Agent, in the Collateral at all times fully perfected and first priority (subject to no Adverse Claims) and in full force and effect. The Borrower shall not in any event become or seek to become organized under the laws of more than one jurisdiction.

GWG DLP Funding IV, LLC Fifth Amended and Restated Loan and Security Agreement

(i) Business Restrictions. Engage in any business or transactions, or be a party to any documents, agreements or instruments, other than the Transaction Documents or those incidental to the purposes thereof, or make any expenditure for the purchase of any assets if such expenditure is made by the Borrower through a withdrawal of funds from an Account.

(j) Sale of Assets. Sell, transfer or convey any assets, except in a Permissible Sale.

(k) Independent Directors. Remove, replace or seek to replace any Independent Director absent due cause and the express written consent of the Administrative Agent and the Required Lenders, provided, however, that no such consent shall be required for the replacement of the First Independent Director in the event that the First Independent Director ceases to meet the qualifications set forth in Section 9.1(f)(ii), and the First Independent Director is replaced by another employee of the Corporate Services Provider meeting all of the qualifications set forth in Section 9.1(f)(ii).

(l) Further Policy Acquisitions. Acquire at any time any additional Policies without the prior written consent of the Administrative Agent.

(m) Use of Funds/Proceeds. Without the prior written consent of the Administrative Agent, use the funds in the Reserve Account or any proceeds arising from a sale under Section 2.7 other than pursuant to this Loan Agreement.

(n) Accounting Changes. Change any accounting practices, policies or treatment without the prior written consent of the Administrative Agent.

(o) Foreign Assets Control Regulations, Etc. (i) Become or permit any of its Affiliated Entities to become a Blocked Person, (ii) have or permit any of its Affiliated Entities to have any investments in or engage in any dealings or transactions with any Blocked Person or (iii) violate or permit any of its Affiliated Entities to violate any Anti-Money Laundering Law.

(p) [Reserved].

GWG DLP Funding IV, LLC Fifth Amended and Restated Loan and Security Agreement

ARTICLE X

EVENTS OF DEFAULT; REMEDIES

Section 10.1 Events of Default. Each of the following shall constitute an “Event of Default” under this Loan Agreement, unless the Required Lenders in their sole and absolute discretion shall deliver a Cure Notice to the Borrower, in which case each of the following shall constitute an Event of Default only upon (i) the expiration of the time period set forth in such Cure Notice or (ii) the earlier revocation of such Cure Notice by the Required Lenders in their sole and absolute discretion:

(a) Non-Payment. (A) The Borrower shall (i) fail to make when due any payment to any Lender or the Administrative Agent or deposit to any of the Accounts to be made by it under this Loan Agreement or any other Transaction Document when due, or (ii) fail to make when due, any payment to any Person under this Loan Agreement or any other Transaction Document, including, without limitation, the failure to pay any Premium, which failure shall have continued for ten (10) Business Days, or (B) any Advance is not paid in full on the Maturity Date. For the avoidance of doubt, the Lenders making one or more Protective Advances to pay any Premiums due during such ten (10) Business Day period shall not constitute a cure of the related Event of Default.

(b) Breach of Representations and Warranties. Any representation or warranty made or deemed made by the Borrower or the Parent under or in connection with any Transaction Document to which it is a party or any information or report delivered by or on behalf of any such Person to the Administrative Agent or any Lender hereunder or under any other Transaction Document shall prove to have been incorrect or untrue in any material respect when made or delivered (or when such representation, warranty, information or report is deemed to have been made or delivered), and such failure remains unremedied for ten (10) days.

(c) Non-Compliance with Other Provisions. Except as otherwise provided in this Section 10.1, (i) the Borrower shall fail to perform or observe any covenant or agreement set forth in Section 9.1(n), Section 9.1(p), Section 9.1(r), Section 9.1(v), , Section 9.1(hh), or Section 9.2 (other than Section 9.2(c)), (ii) the Borrower shall fail to perform or observe any covenant or agreement in Section 9.1(cc), Section 9.1(d)(vii), Section 9.1(dd) or Section 9.1(ee) and any such failure described in this clause (ii) shall remain unremedied for three (3) Business Days, (iii) the Borrower shall fail to perform any covenant or agreement set forth in Section 9.1(ff) and such failure shall remain unremedied for ten (10) days, or (iv) the Borrower or the Parent shall fail to perform or observe any other term, covenant or agreement contained in any Transaction Document to which it is party on its part to be performed or observed and any such failure described in this clause (iv) shall remain unremedied for ten (10) days (or, in the case of a failure to comply with the covenant set forth in Section 9.1(aa) (or, with respect to a failure to deliver the Calculation Date Report or a failure to comply with any of Section 2.7, Section 9.1(b), Section 9.1(e), Section 9.1(f), Section 9.1(h), Section 9.1(i), Section 9.1(m) or Section 9.2(c), such failure shall remain unremedied for two (2) Business Days).

GWG DLP Funding IV, LLC Fifth Amended and Restated Loan and Security Agreement

(d) Non-Compliance by Other Parties. Any party to any Transaction Document other than the Borrower, the Parent, the Lenders or the Administrative Agent shall fail to perform or observe any term, covenant or agreement contained in this Loan Agreement or in any other Transaction Document on its part to be performed or observed and any such failure shall remain unremedied for ten (10) days (or, with respect to a failure by such party to make a payment or cause a payment to be made, such failure shall be unremedied for (i) if such failure relates to the payment of amounts to any Lender or the Administrative Agent or to the deposit of any amounts to the Accounts pursuant to this Loan Agreement or any other Transaction Document, one (1) Business Day or (ii) if such failure relates to the payment of amounts to any other Person, five (5) Business Days) from the earlier of the (i) the date such Person receives notice of such failure and (ii) the date such Person has actual knowledge thereof; provided that the Borrower and/or the Parent may remedy such failure by performing or causing to be performed such action in place of such party prior to the expiration of the applicable cure period.

(e) Validity of Transaction Documents. (i) This Loan Agreement or any other Transaction Document shall (except in accordance with its terms), in whole or in part, cease to be the legally valid, binding and enforceable obligation of the Borrower or the Parent, or cease to be in full force and effect, (ii) the Borrower or the Parent, shall directly or indirectly contest in any manner such effectiveness, validity, binding nature or enforceability of such document, (iii) any other party (other than any of the Lenders, the Administrative Agent or any other Affected Party) shall directly or indirectly contest such effectiveness, validity, binding nature or enforceability of such document or (iv) this Loan Agreement together with the Account Control Agreement shall cease to create a valid Lien in favor of the Administrative Agent in the Collateral, or the Lien of the Administrative Agent in the Collateral shall cease to be a valid and enforceable first priority perfected Lien, free and clear of any Adverse Claim.

(f) Bankruptcy. An Event of Bankruptcy shall have occurred with respect to the Borrower.

(g) Change in Control. A Change in Control shall have occurred with respect to the Borrower or the Parent.

(h) Tax Liens; ERISA Liens. The Internal Revenue Service shall file notice of a Lien pursuant to the Code with regard to any assets of the Borrower or the Parent, or the PBGC shall, or shall indicate its intention to, file notice of a Lien pursuant to Section 4068 of ERISA with regard to any of the assets of the Borrower or the Parent in excess of $100,000; provided, however, that in each case the filing of such a notice of Lien shall not be an Event of Default for so long as such filing is being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside. Notwithstanding anything provided in the preceding sentence, no Adverse Claim shall be permitted with respect to any Collateral.

(i) Defaults. A default by the Borrower (after giving effect to the applicable grace period) shall have occurred and be continuing under any instrument, agreement or legal commitment evidencing, securing or providing for indebtedness, following which the provider or holder of such indebtedness has the right to accelerate the maturity thereof.

GWG DLP Funding IV, LLC Fifth Amended and Restated Loan and Security Agreement

(j) Monetary Judgment. One or more judgments for the payment of money in an aggregate amount in excess of $50,000 shall be rendered against the Borrower, and shall remain unpaid or undischarged, or a stay of execution thereof shall not be obtained, within ten (10) days from the date of entry thereof.

(k) Material Adverse Effect. An event has occurred that has had or could reasonably be expected to have a Material Adverse Effect.

(l) Servicer Termination Events. (i) A Servicer Termination Event shall have occurred and be continuing, but only if the Servicer has not been replaced by a Successor Servicer in accordance with the terms and conditions of the Servicing Agreement or if such Servicer Termination Event causes a Material Adverse Effect or (ii) regardless of whether a Servicer Termination Event shall have occurred or be continuing, the Servicer shall fail to perform or observe any term, covenant or agreement contained in any Transaction Document to which it is party on its part to be performed or observed or any representation or warranty made or deemed made by the Servicer under or in connection with any Transaction Document to which it is a party or any information or report delivered by or on behalf of the Servicer to the Administrative Agent or any Lender under the Servicing Agreement or under any other Transaction Document shall prove to have been incorrect or untrue in any material respect when made or delivered (or when such representation, warranty, information or report is deemed to have been made or delivered) and, in each case, such failure or incorrect or untrue representation, warranty, information or report has a material adverse effect on the validity, enforceability, collectability, Lender Valuation or Net Death Benefit of one or more Pledged Policies.

(m) Investment Company Act. (i) The Borrower or the Parent shall become an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or any of the foregoing is at any time not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, solely by virtue of an exception pursuant to Section 3(c)(1) or 3(c)(7) thereof or (ii) the Issuer shall become a “covered fund” under Section 13 of the Bank Holding Company Act of 1956, as amended.

(n) Organizational Document Amendments. The Borrower shall make any material amendment to any of the Borrower Organizational Documents without the prior written consent of the Required Lenders, such consent not to be unreasonably withheld.

(o) Subject Policy Grace Period. Any Pledged Policy enters a “grace period” and is not restored to good standing within five (5) Business Days after the start of such “grace period”; provided, however, that any Pledged Policy may be permitted to lapse with the prior written consent of the Required Lenders, in their sole and absolute discretion.

GWG DLP Funding IV, LLC Fifth Amended and Restated Loan and Security Agreement

(p) Letter Agreement. The occurrence of any Event of Default set forth in the Letter Agreement.

Section 10.2 Remedies.

(a) Optional Termination. Upon the occurrence and during the continuance of an Event of Default (other than an Event of Default described in Section 10.1(f)), the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, declare the Advances and other Obligations to be due and payable and the Lenders’ Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of all the Advances and other Obligations (including, without limitation, any Yield Maintenance Fees payable pursuant to Section 4.2) shall be and become immediately due and payable (and the Maturity Date shall be deemed to have occurred), without further notice, demand or presentment, and the Lenders’ Commitments shall terminate.

(b) Automatic Termination. Upon the occurrence of an Event of Default described in Section 10.1(f), the Lenders’ Commitments shall be deemed to have been terminated automatically and the Commitment Termination Date shall be deemed to have occurred automatically and all outstanding Advances and other Obligations (including, without limitation, any Yield Maintenance Fees payable pursuant to Section 4.2) shall become immediately and automatically due and payable (and the Maturity Date shall be deemed to have occurred for all of the Advances), all without presentment, demand, protest, or notice of any kind.

(c) [Reserved].

(d) Additional Rights and Remedies. In addition to all rights and remedies under this Loan Agreement or otherwise, the Lenders and the Administrative Agent shall have all other rights and remedies provided under the relevant UCC and under other Applicable Laws, which rights and remedies shall be cumulative (including, without limitation, the right to exercise all rights and remedies with respect to the Borrower/Parent Note and the related Allonge and the Second Borrower/Parent Note and the related Second Allonge). Without limiting the generality of the foregoing, on and after the occurrence of an Event of Default, the Administrative Agent (on behalf of the Secured Parties and at the direction of the Required Lenders) may without being required to give any notice (except as herein provided or as may be required by mandatory provisions of law), sell the Collateral or any part thereof (including, without limitation, the Borrower/Parent Note or the Second Borrower/Parent Note) in any commercially reasonable manner at public or private sale, for cash, upon credit or for future delivery, as directed by the Required Lenders, and at such price or prices as the Required Lenders, may deem satisfactory. Any Lender or the Administrative Agent may participate as a bidder in any such sale and the Administrative Agent may credit bid in such sale. The Borrower will execute and deliver such documents and take such other action as the Administrative Agent reasonably deems necessary or advisable in order that any such sale may be made in compliance with Applicable Law. Upon any such sale, the Administrative Agent shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the Collateral so sold to it absolutely and free from any claim or right of whatsoever kind, including any equity or right of redemption of the Borrower which may be waived, and the Borrower, to the extent permitted by Applicable Law, hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter adopted. The Administrative Agent at the direction of the Required Lenders, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the security interests in the Collateral and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

GWG DLP Funding IV, LLC Fifth Amended and Restated Loan and Security Agreement

(e) Power of Attorney. In furtherance of the rights, powers and remedies of the Administrative Agent and the Lenders, from and after December 14, 2021, the Borrower hereby irrevocably appoints the Administrative Agent, its true and lawful attorney, which appointment is coupled with an interest and is irrevocable, with full power of substitution, in the name of the Borrower, or otherwise, for the sole use and benefit of the Administrative Agent (for the further benefit of the Secured Parties), but at the Borrower’s expense, to the extent permitted by law, in the form set forth on Exhibit A to the Letter Agreement Amendment, to exercise, at any time and from time to time, on or after December 14, 2021, all or any of the following powers with respect to all or any of the Collateral:

(i) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due thereon or by virtue thereof,

(ii) to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto,

(iii) to sell, transfer, assign, seize or otherwise deal in or with the Collateral or the proceeds or avails thereof, as fully and effectually as if the Administrative Agent was the absolute owner thereof, and

(iv) to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereto;

provided that the Administrative Agent shall give the Borrower at least ten (10) days’ prior written notice of the time and place of any public sale or the time after which any private sale or other intended disposition of any of the Collateral is to be made. The Borrower agrees that such notice constitutes “reasonable notification” within the meaning of Section 9-611 (or other section of similar content) of the relevant UCC.

(f) Conflict of Rights. Notwithstanding anything to the contrary contained in this Loan Agreement, if at any time the rights, powers and privileges of the Required Lenders, or the Administrative Agent following the occurrence of an Event of Default conflict (or are inconsistent) with the rights and obligations of the Servicer, the rights, powers and privileges of the Required Lenders, or the Administrative Agent shall supersede the rights and obligations of the Servicer to the extent of such conflict (or inconsistency), with the express intent of maximizing the rights, powers and privileges of the Required Lenders and the Administrative Agent following the occurrence of an Event of Default.

(g) Contract to Extend Financial Accommodations. The parties hereto acknowledge that this Loan Agreement is, and is intended to be, a contract to extend financial accommodations to the Borrower within the meaning of Section 365(e)(2)(B) of the Federal Bankruptcy Code (11 U.S.C. § 365(e)(2)(B)) (or any amended or successor provision thereof or any amended or successor code).

GWG DLP Funding IV, LLC Fifth Amended and Restated Loan and Security Agreement

(h) Cumulative Rights. For the avoidance of doubt, the rights and remedies granted to the Lenders or the Administrative Agent under this Loan Agreement, any other Transaction Document, the relevant UCC or any other Applicable Law are cumulative and not exclusive, and the exercise of any such rights and remedies will not be waived or deemed waived by any such Person merely by the receipt of or acceptance by such Person of amounts on deposit in the Collection Account that are distributed pursuant to Section 5.2(c) of this Loan Agreement.

ARTICLE XI

INDEMNIFICATION

Section 11.1 General Indemnity. Without limiting any other rights which any such Person may have hereunder or under Applicable Law, the Borrower hereby agrees to indemnify each Lender and the Administrative Agent (on their own behalf and on behalf of each of the Lenders’ and the Administrative Agent’s Affiliates and each of such entities’ respective successors, transferees, participants and assigns and all officers, directors, shareholders, controlling persons, employees and agents of any of the foregoing) (each of the foregoing Persons being individually called an “Indemnified Party”), forthwith on demand, from and against any and all damages, losses, claims, liabilities and related and reasonable costs and expenses actually incurred, including reasonable attorneys’ fees and disbursements actually incurred (all of the foregoing being collectively called “Indemnified Amounts”) awarded against or incurred by any of them arising out of or relating to any Transaction Document or the transactions contemplated thereby, the acceptance and administration of this Loan Agreement by such Person, any commingling of funds related to the transactions contemplated hereby (whether or not permitted hereunder), or the use of proceeds therefrom by the Borrower, including (without limitation) in respect of the funding of any Advance or in respect of any Policy; excluding, however, (i) Indemnified Amounts to the extent determined by a court of competent jurisdiction to have resulted from gross negligence, fraud or willful misconduct on the part of any Indemnified Party as determined by a court of competent jurisdiction in a final non-appealable judgment (BUT EXPRESSLY EXCLUDING FROM THIS CLAUSE (i), AND EXPRESSLY INCLUDING IN THE INDEMNITY SET FORTH IN THIS SECTION 11.1, INDEMNIFIED AMOUNTS ATTRIBUTABLE TO THE ORDINARY, SOLE OR CONTRIBUTORY NEGLIGENCE OF SUCH INDEMNIFIED PARTY, IT BEING THE INTENT OF THE PARTIES THAT, TO THE EXTENT PROVIDED IN THIS SECTION 11.1, INDEMNIFIED PARTIES SHALL BE INDEMNIFIED FOR THEIR OWN ORDINARY, SOLE OR CONTRIBUTORY NEGLIGENCE NOT CONSTITUTING GROSS NEGLIGENCE, FRAUD OR WILLFUL MISCONDUCT), and (ii) any Tax upon or measured by net income (except those described in Section 6.1(a)) on any Indemnified Party; including (without limitation), however, Indemnified Amounts resulting from or relating to:

(i) any representation or warranty made by or on behalf of the Borrower or the Parent in any Transaction Document to which it is a party, which was incorrect in any respect when made;

(ii) failure by the Borrower or the Parent to comply with any covenant made by it, or perform any obligation to be performed by it, in any Transaction Document to which it is a party;

GWG DLP Funding IV, LLC Fifth Amended and Restated Loan and Security Agreement

(iii) except as expressly set forth in this Loan Agreement, the failure by the Borrower or the Parent to create and maintain in favor of the Administrative Agent, for the benefit of the Secured Parties a valid perfected first priority security interest in the Collateral, free and clear of any Adverse Claim;

(iv) the Borrower’s use of the proceeds of the Advances;

(v) the failure by the Borrower to pay when due any Taxes (including sales, excise or personal property taxes) payable in connection with the purchase and sale of the Collateral;

(vi) the commingling of the Collections with other funds of the Borrower;

(vii) any legal action, judgment or garnishment affecting, or with respect to, distributions on any Pledged Policy or the Transaction Documents; and

(viii) any failure to comply with any Applicable Law with respect to any Pledged Policy or any other part of the Collateral.

If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment of the amounts indemnified against in this Section 11.1 that is permissible under Applicable Law.

ARTICLE XII

ADMINISTRATIVE AGENT

Section 12.1 Appointment. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Loan Agreement and the other Transaction Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Loan Agreement and the other Transaction Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Loan Agreement and the other Transaction Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Loan Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Loan Agreement or any other Transaction Document or otherwise exist against the Administrative Agent.

GWG DLP Funding IV, LLC Fifth Amended and Restated Loan and Security Agreement

Section 12.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Loan Agreement and the other Transaction Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

Section 12.3 Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Loan Agreement or any other Transaction Document (except for its or such Person’s own gross negligence, fraud or willful misconduct) or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower, the Parent, the Custodian, the Securities Intermediary or the Servicer or any officer thereof contained in this Loan Agreement or any other Transaction Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Loan Agreement or any other Transaction Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Loan Agreement or any other Transaction Document or for any failure of the Borrower, the Parent, the Custodian, the Securities Intermediary or the Servicer to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Loan Agreement or any other Transaction Document, or to inspect the properties, books or records of the Borrower, the Parent, the Custodian, the Securities Intermediary or the Servicer. The Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to this Loan Agreement, any other Transaction Document or Applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may affect a forfeiture, modification or termination of property of any Lender.

Section 12.4 Reliance by the Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex, e-mail or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower or the Servicer), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat each Lender as the owner of its pro rata share of the Advances for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Loan Agreement or any other Transaction Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Subject to the Transaction Documents, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Loan Agreement and the other Transaction Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of an interest in any of the Lender Notes.

Section 12.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Unmatured Event of Default or Event of Default hereunder unless the Administrative Agent has received written notice from a Lender referring to this Loan Agreement, describing such Unmatured Event of Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action, subject to the Transaction Documents with respect to such Unmatured Event of Default or Event of Default as shall be directed by the Required Lenders.

GWG DLP Funding IV, LLC Fifth Amended and Restated Loan and Security Agreement

Section 12.6 Non-Reliance on the Administrative Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Borrower or the Servicer, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into, the business, operations, property, financial and other condition and creditworthiness of the Borrower and the Servicer and made its own decision to make its Advances hereunder and enter into this Loan Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Loan Agreement and the other Transaction Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower and the Servicer. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower or the Servicer which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

Section 12.7 Indemnification. The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their outstanding Advances, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of all of the Lender Notes) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of, the Commitments, this Loan Agreement, any of the other Transaction Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Administrative Agent’s gross negligence, fraud or willful misconduct. The agreements in this Section 12.7 shall survive the payment of all of the Lender Notes and all other amounts payable hereunder and the termination of this Loan Agreement.

Section 12.8 The Administrative Agent in Its Individual Capacity. The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower or the Servicer or any of their Affiliates as though the Administrative Agent were not the Administrative Agent hereunder and under the other Transaction Documents. With respect to Advances made or renewed by it, the Administrative Agent shall have the same rights and powers under this Loan Agreement and the other Transaction Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms “Lender” and “Lenders” shall include the Administrative Agent in its individual capacity.

Section 12.9 Successor Administrative Agent. The Administrative Agent may resign as the Administrative Agent upon twenty (20) days’ notice to the Lenders effective upon the appointment of a successor agent. If the Administrative Agent shall resign as the Administrative Agent under this Loan Agreement and the other Transaction Documents, then the Required Lenders shall appoint a successor agent for the Lenders, which successor agent shall be the initial Administrative Agent, an Affiliate of either the outgoing Administrative Agent or the initial Administrative Agent or a commercial bank organized under the laws of the United States of America or any State thereof or under the laws of another country which is doing business in the United States of America and, if such successor agent is not the initial Administrative Agent, an Affiliate of either the outgoing Administrative Agent or the initial Administrative Agent, together with its Affiliates, having a combined capital, surplus and undivided profits of at least $100,000,000, whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term “Administrative Agent” shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent’s rights, powers and duties as the Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Loan Agreement or any holders of an interest in any of the Lender Notes. After any retiring Administrative Agent’s resignation as the Administrative Agent, all of the provisions of this Article XII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Loan Agreement and the other Transaction Documents.

GWG DLP Funding IV, LLC Fifth Amended and Restated Loan and Security Agreement

ARTICLE XIII

MISCELLANEOUS

Section 13.1 Amendments, Etc. No amendment or waiver of, or consent to the Borrower’s departure from, any provision of this Loan Agreement shall be effective unless it is in writing and signed by the Borrower and the Administrative Agent, with the written consent of the Required Lenders (or, in the case of any amendment, waiver or consent that would result in a decrease in the interest rate on any Advance, the extension of the Commitment Termination Date, a reduction in the principal amount of any Advance, an extension of time to make any payment of principal or interest on any Advance, or a release of all or any of the Collateral (other than as expressly contemplated hereunder), by each Affected Party), and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

Section 13.2 Notices, Etc. All notices, directions, instructions, demands and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including electronic mail communication) and sent to each party entitled thereto, at its address set forth on Schedule 13.2, or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices, directions, instructions, demands and communications shall be effective: (a) if sent by overnight courier, on the Business Day after the day sent, (b) if by U.S. mail, three (3) Business Days after being deposited in the mail, (c) if delivered personally, when delivered, and (d) if sent by electronic mail, when the sender thereof shall have received electronic confirmation of the transmission thereof (provided that should such day not be a Business Day, on the next Business Day), except any such notice, direction, demands or other communications to the Administrative Agent shall only be effective upon actual receipt.

Section 13.3 No Waiver; Remedies. No failure on the part of any Lender or the Administrative Agent to exercise, and no delay in exercising, any right hereunder or under any Transaction Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. For the avoidance of doubt, the execution by the Lenders and the Administrative Agent of this Loan Agreement shall not operate as a waiver of any breach by the Borrower of any of its representations, warranties or obligations under the Amended and Restated Loan Agreement or the other Transaction Documents. The Lenders and the Administrative Agent hereby agree (i) that no Change in Control of the Borrower or the Parent occurred with respect to the series of transactions consummated by the Master Exchange Agreement and the Purchase and Contribution Agreement and (ii) that to the extent the Borrower previously deposited any amounts received as capital contributions from the Parent into the Collection Account and/or the Borrower Account, such deposits shall not constitute an Event of Default hereunder (it being understood that the foregoing agreements shall not extend to any other event or circumstance).

GWG DLP Funding IV, LLC Fifth Amended and Restated Loan and Security Agreement

Section 13.4 Binding Effect; Assignability; Term. This Loan Agreement shall be binding upon and inure to the benefit of the Borrower, each Lender and the Administrative Agent, and their respective successors and assigns, except that no party shall have the right to assign any of their respective rights, or to delegate any of their respective duties and obligations, hereunder without the prior written consent of the other parties except as set forth below. Any Lender may assign all or any portion of its Lender Note, Commitment and Advances hereunder pursuant to an assignment and assumption agreement in substantially the form attached hereto as Exhibit C (each, an “Assignment and Assumption Agreement”) or sell participation interests in its Advances and Obligations hereunder. This Loan Agreement shall create and constitute the continuing obligation of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time as the Commitments have terminated and all the principal of and interest on the Advances and all other Obligations are paid in full; provided that rights and remedies of the Lenders and the Administrative Agent, as applicable, under Article XI and Section 3.1, Section 3.3 and Section 13.8 shall survive any termination of this Loan Agreement. Each Indemnified Bank Person shall be an express third-party beneficiary of Section 5.2 of this Loan Agreement and shall be entitled to bring any action necessary to enforce its rights thereunder.

Section 13.5 GOVERNING LAW; JURY TRIAL. (a) THIS LOAN AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE, EXCLUDING CHOICE OF LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

(b) EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATING TO OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED BY THIS LOAN AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS.

GWG DLP Funding IV, LLC Fifth Amended and Restated Loan and Security Agreement

Section 13.6 Execution in Counterparts; Electronic Records. This Loan Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts (including both paper and electronic counterparts), each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Any Transaction Document, including any required to be in writing, may (if agreed by Administrative Agent) be in the form of an Electronic Record and may be executed using Electronic Signatures. An Electronic Signature on or associated with any Transaction Document shall be valid and binding on Borrower thereto to the same extent as a manual, original signature, and any Transaction Document entered into by Electronic Signature shall constitute the legal, valid and binding obligation of each party, enforceable to the same extent as if a manually executed original signature were delivered. The parties may use or accept manually signed paper communications converted into electronic form (such as scanned into pdf), or electronically signed communications converted into other formats, for transmission, delivery and/or retention. Administrative Agent and Lenders may, at their option, create one or more copies of a communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of the Person’s business, and may destroy the original paper document. Any communication or Transaction Document in the form or format of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything herein, (a) Administrative Agent is under no obligation to accept an Electronic Signature in any form unless expressly agreed by it pursuant to procedures approved by it; (b) Administrative Agent and each Lender shall be entitled to rely on any Electronic Signature purportedly given by or on behalf of Borrower without further verification and regardless of the appearance or form of such Electronic Signature; and (c) upon request by Administrative Agent, any Transaction Document using an Electronic Signature shall be promptly followed by a manually executed, original counterpart.

Section 13.7 Submission to Jurisdiction. Each party hereto hereby submits to the exclusive mandatory jurisdiction of the courts of the State of New York and of any Federal court located in the State of New York (or any appellate court from any thereof) in any action or proceeding arising out of or relating to this Loan Agreement or the transactions contemplated hereby. Each party hereto hereby irrevocably waives any objection that it may have to the laying of venue of any such proceeding and any claim that any such proceeding has been brought in an inconvenient forum.

Section 13.8 Costs and Expenses. In addition to its obligations under Section 3.3 and Article XI, the Borrower agrees to pay on demand:

(a) all reasonable and actual costs and expenses incurred by the Administrative Agent and each Lender in connection with (i) the preparation, execution, delivery, administration and enforcement of, or any actual or claimed breach of or any amendments, waivers or consents under or with respect to, this Loan Agreement, the Lender Notes and the other Transaction Documents (whether or not such amendment, waiver or consent becomes effective), including, without limitation, the reasonable fees and expenses of counsel to any of such Persons actually incurred in connection therewith, (ii) the perfection of Administrative Agent’s security interest in the Collateral, (iii) the maintenance of the Accounts, the Policy Account and the Borrower Account, and (iv) subject to Section 9.1(i), the audit of the books, records and procedures of the Servicer or the Borrower by the Administrative Agent’s auditors (which may be employees of the Administrative Agent), and

GWG DLP Funding IV, LLC Fifth Amended and Restated Loan and Security Agreement

(b) all stamp and other Taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Loan Agreement, the Lender Notes or the other Transaction Documents, and agrees to indemnify each Indemnified Party against any liabilities with respect to or resulting from any delay in paying or omission to pay such Taxes and fees.

Section 13.9 Severability of Provisions. If any one or more provisions of this Loan Agreement shall for any reason be held invalid, then such provisions shall be deemed severable from the remaining provisions of this Loan Agreement and shall in no way affect the validity or enforceability of other provisions of this Loan Agreement.

Section 13.10 ENTIRE AGREEMENT. THIS LOAN AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS EXECUTED AND DELIVERED HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO AND THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

Section 13.11 Conflicts. With respect to the matters set forth herein, in the event of any conflict between the provisions of this Loan Agreement and the provisions of any collateral assignment related to a Pledged Policy, the provisions of this Loan Agreement shall govern and control.

Section 13.12 Confidentiality. No party to this Loan Agreement that receives any Confidential Information (the “Receiving Party”) from any other party (the “Disclosing Party”) under this Loan Agreement or any other Transaction Document shall disclose any Confidential Information of the Disclosing Party to any Person without the consent of the Disclosing Party, other than (a) to the Servicer, the Securities Intermediary, the Custodian and the Receiving Party’s Affiliates and its and their respective officers, directors, employees, trustees, agents and advisors (collectively, its “Representatives”) and to actual or prospective assignees under Section 13.4, and then only on a confidential basis, (b) as required by any law, rule or regulation or judicial process, including any requirements to make disclosures thereof pursuant to applicable securities laws, (c) as requested or required by any state, Federal or foreign authority or examiner (including the National Association of Insurance Commissioners or any similar organization or quasi-regulatory authority) regulating the Receiving Party, the Servicer, the Securities Intermediary, the Custodian and/or their respective Affiliates, (d) to any rating agency when required by it, provided that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Confidential Information relating to the Disclosing Party received by it from the Receiving Party, (e) in connection with any litigation or proceeding to which the Receiving Party, the Servicer, the Securities Intermediary, the Custodian and/or their respective Affiliates may be a party, (f) in connection with the exercise of any right or remedy under this Loan Agreement or any other Transaction Document, and any related or subsequent sale or other transaction involving any of the Collateral or other collateral or assets pledged pursuant to any Transaction Document to secure the repayment of the Advances or (g) if any such Confidential Information becomes publicly available so long as such availability is not caused by the Receiving Party or any of its Affiliates or any of their respective officers, directors, employees, trustee, agents and advisors. Notwithstanding the foregoing, it is expressly agreed that following the Closing Date and the date hereof, the Lenders may make or cause to be made a press release, public announcement or publicity statement (including placing a “tombstone” advertisement) relating to this Loan Agreement; provided that the parties hereto will consult with each other regarding the content and timing of any such press release, public announcement or publicity statement.

GWG DLP Funding IV, LLC Fifth Amended and Restated Loan and Security Agreement

Section 13.13 Limitation on Liability. TO THE EXTENT PERMITTED BY APPLICABLE LAW, AND NOTWITHSTANDING ANY OTHER PROVISION OF THIS LOAN AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS, THE ADMINISTRATIVE AGENT, THE LENDERS OR ANY INDEMNIFIED PARTY SHALL NOT BE LIABLE TO ANY PARTY FOR ANY INDIRECT, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES IN CONNECTION WITH THEIR RESPECTIVE ACTIVITIES RELATED TO THIS LOAN AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE TRANSACTIONS CONTEMPLATED THEREBY, THE LENDER NOTES, THE ADVANCES OR OTHERWISE IN CONNECTION WITH THE FOREGOING. WITHOUT LIMITING THE FOREGOING, THE PARTIES AGREE THAT THE ADMINISTRATIVE AGENT, THE LENDERS OR ANY INDEMNIFIED PARTY SHALL NOT BE SUBJECT TO ANY EQUITABLE REMEDY OR RELIEF, INCLUDING SPECIFIC PERFORMANCE OR INJUNCTION ARISING OUT OF OR RELATING TO THIS LOAN AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED THEREBY. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, IN NO EVENT SHALL LENDERS’ LIABILITY FOR FAILURE TO FUND ANY ADVANCE EXCEED THE AMOUNT OF SUCH ADVANCE AND ONE MILLION DOLLARS ($1,000,000) IN AGGREGATE FOR ALL ADVANCES, AND IN FURTHER LIMITATION OF THE LENDERS’ LIABILITY ARISING OUT OF THIS LOAN AGREEMENT, IN NO EVENT SHALL LENDERS’ LIABILITY ARISING OUT OF THIS LOAN AGREEMENT FOR ANY REASON WHATSOEVER EXCEED ONE MILLION DOLLARS ($1,000,000) IN AGGREGATE FOR ALL SUCH LIABILITIES.

Section 13.14 Relationship of Parties. Notwithstanding that Advances made from time to time hereunder may be used to pay Ongoing Maintenance Costs, the relationship of each Secured Party and the Borrower is solely one of lender and borrower and this Loan Agreement does not constitute a partnership, tenancy-in-common, joint tenancy or joint venture between any of the Secured Parties and the Borrower, nor does this Loan Agreement create an agency or fiduciary relationship between any of the Secured Parties and the Borrower. The Borrower is not the representative or agent of any of the Secured Parties and no Secured Party is a representative or agent of the Borrower. The parties hereto intend that the relationship among them shall be solely that of creditor and debtor. No Secured Party shall in any way be responsible or liable for the debts, losses, obligations or duties of the Borrower.

Section 13.15 Amendment and Restatement. This Loan Agreement is an amendment and restatement, and replacement of the Existing Loan Agreement, the terms and conditions of which are superseded in their entirety by the terms and conditions hereof. It is intended that the amendment and restatement contained herein shall not, in any manner, be construed or constitute payment of, or impair, limit, cancel or extinguish the obligations, liabilities or indebtedness evidenced by or arising under the Existing Loan Agreement, in each case, as amended and restated and in effect on the date hereof, or constitute a novation with respect thereto and the Liens and security interests securing such indebtedness and other obligations and liabilities, in each case, as amended and restated and in effect on the date hereof, shall not in any manner be impaired, limited, terminated, waived or released.

GWG DLP Funding IV, LLC Fifth Amended and Restated Loan and Security Agreement

IN WITNESS WHEREOF, the parties have caused this Fourth Amended and Restated Loan and Security Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

GWG DLP FUNDING IV, LLC,
as Borrower

By:
Name:
Title:

CLMG CORP., as Administrative Agent

By:
Name:
Title:

LNV CORPORATION, as Lender

By:
Name:
Title:

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GWG DLP Funding IV, LLC Fourth Amended and Restated Loan and Security Agreement

Solely for Proposes Section 7.15 of the
Account Control Agreement, Consented to by:

Wells Fargo Bank, N.A., solely as
Securities Intermediary under the
Account Control Agreement, and not in its
individual capacity

By:
Name:
Title:

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GWG DLP Funding IV, LLC Fourth Amended and Restated Loan and Security Agreement

ANNEX I

LIST OF DEFINED TERMS

“2019 Change in Control Event” has the meaning set forth in the recitals to the Loan Agreement.

“21st” means ITM TwentyFirst, LLC and its Affiliates and their respective successors.

“Account Control Agreement” means the Securities Intermediary Agreement, dated as of September 14, 2016, among the Borrower, the Administrative Agent, the Securities Intermediary, the Custodian and the Servicer, specifying the rights of the parties in the Accounts, the Policy Account and the Borrower Account, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the Transaction Documents.

“Accounts” means the Collection Account, the Reserve Account and the Payment Account, collectively.

“Acknowledgement” means, with respect to any Policy, a written acknowledgement from the related Issuing Insurance Company confirming that the records of the Issuing Insurance Company name the Securities Intermediary as the owner and beneficiary of the applicable Policy.

“Administrative Agent” means CLMG Corp., as Administrative Agent under the Loan Agreement.

“Administrative Agent’s Account” has the meaning set forth in Section 4.3 of the Loan Agreement.

“Advance” and “Advances” each has the meaning set forth in Section 2.1(d) of the Loan Agreement.

“Advance Date” means any date on which an Advance is funded by the Lenders pursuant to the terms of the Loan Agreement.

“Adverse Claim” means a Lien, security interest, pledge, charge or encumbrance, or similar right or claim of any Person, other than Liens in favor of (i) the Administrative Agent pursuant to the Transaction Documents or (ii) in the case of a Retained Death Benefit Policy, an original owner, insured or seller or any family member of any of the foregoing of a Pledged Policy or Subject Policy, but only to the extent of the portion of the death benefit retained by or in favor of such Person.

“Affected Party” means each Lender, any permitted assignee of any Lender, and any holder of a participation interest in the rights and obligations of any Lender, the Administrative Agent and any Affiliate of any of the foregoing.

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GWG DLP Funding IV, LLC Fourth Amended and Restated Loan and Security Agreement

“Affiliate” means, with respect to any Person, any other Person that (i) directly or indirectly controls, is controlled by or is under common control with such Person or (ii) is an officer or director of such Person. A Person shall be deemed to be “controlled by” another Person if such other Person possesses, directly or indirectly, power (a) to vote five percent (5%) or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing partners of such Person, or (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise. The word “Affiliated” has a correlative meaning.

“Affiliated Entity” means any Subsidiary of the Borrower and any of its or the Borrower’s Affiliates.

“Allonge” means an allonge executed in blank in favor of the Administrative Agent with respect to the Borrower/Parent Note.

“Alternative Information Notice” has the meaning set forth in Section 5.2(a) of the Loan Agreement.

“A.M. Best” means A.M. Best Company, Inc. and any successor or successors thereto.

“Amended and Restated Loan Agreement” has the meaning given such term in the recitals to the Loan Agreement.

“Annual Budget” has the meaning specified in Section 9.1(d)(vi) of the Loan Agreement.

“Anti-Money Laundering Laws” has the meaning set forth in Section 8.1(v)(iii) of the Loan Agreement.

“Applicable Law” means, as to any Person or any matter, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing, in each case applicable to or binding upon such Person (or any of its property) or such matter, or to which such Person (or any of its property) or such matter is subject, including, without limitation, any laws relating to assignments of contracts, life settlements, viatical settlements, insurance, consumers and consumer protection, usury, truth-in-lending, fair credit reporting, equal credit opportunity, federal and state securities or “blue sky” laws, the Federal Trade Commission Act and ERISA and in the case of Section 6.3 of the Loan Agreement, FATCA.

“Applicable Margin” means four percent (4.0%).

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GWG DLP Funding IV, LLC Fourth Amended and Restated Loan and Security Agreement

“Assignment and Assumption Agreement” has the meaning set forth in Section 13.4 of the Loan Agreement.

“Available Amount” means, with respect to any Distribution Date, the amount on deposit in the Collection Account.

“AVS” means AVS Underwriting, LLC and its successors.

“Benchmark Rate” means, for any date of determination, the greater of (a) the sum of (i) the Federal Funds Rate on such date plus (ii) one-half of one percent (0.50%) and (b) one percent (1.0%).

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Blocked Person” has the meaning set forth in Section 8.1(v)(i) of the Loan Agreement.

“Borrower” has the meaning set forth in the recitals to the Loan Agreement.

“Borrower Account” has the meaning set forth in Section 5.1(d) of the Loan Agreement.

“Borrower Failure Procedures” has the meaning set forth in Section 5.2(a) of the Loan Agreement.

“Borrower Organizational Documents” means the certificate of formation filed on May 18, 2016 with the office of the Delaware Secretary of State, and the LLC Agreement, each as the same may be amended, supplemented or otherwise modified from time to time in accordance with the Transaction Documents.

“Borrower/Parent Note” means a promissory note evidencing a thirty million dollar ($30,000,000) loan made by the Borrower to the Parent on September 7, 2021 with the proceeds of Existing Advances.

“Borrower Valuation” has the meaning set forth in Section 7.3(b) of the Loan Agreement.

“Borrowing Base” means, on any date of determination, the lesser of: (A) the sum of all of the following amounts that have been funded or are to be funded through the succeeding Distribution Date, without duplication (i) the Advances (other than Ongoing Maintenance Advances), plus (ii) one-hundred percent (100%) of the sum of the Ongoing Maintenance Costs, plus (iii) one-hundred percent (100%) of any other Fees and Expense Deposits and other fees and expenses funded and to be funded as approved by the Required Lenders in their sole and absolute discretion, less (iv) the aggregate of all amounts previously paid by the Borrower to the Administrative Agent, for the account of the Lenders, in respect of principal on the Advances and any repayment of principal on the Advances to be paid pursuant to the Priority of Payments on the immediately succeeding Distribution Date; (B) sixty percent (60%) of the Lender Valuation of the Pledged Policies (provided that solely during the period from the Fifth A&R Closing Date through February 1, 2022 such percentage shall be seventy-eight percent (78%)); (C) forty-five percent (45%) of the aggregate face amount of the Pledged Policies (other than the Excluded Policies); and (D) the Facility Limit.

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GWG DLP Funding IV, LLC Fourth Amended and Restated Loan and Security Agreement

“Borrowing Base Certificate” means a certificate in the form of Exhibit F to the Loan Agreement.

“Borrowing Request” has the meaning set forth in Section 2.2(a) of the Loan Agreement.

“Business Day” means any day on which commercial banks in any of New York, New York, Wilmington, Delaware Salt Lake City, Utah, Dallas, Texas or Minneapolis, Minnesota , are not authorized or are not required to be closed. Notwithstanding the immediately preceding sentence, with respect to any funding obligations of the Lenders under the Loan Agreement, Business Day means any day on which the Federal Reserve Bank of New York is open for business.

“Calculation Date” means the tenth (10th) day following March 31, June 30, September 30 or December 31 of each year, as applicable, beginning on September 30, 2016, or if such day is not a Business Day, the next succeeding Business Day, and any other days that may be designated as Calculation Dates in accordance with Section 5.2(f) of the Loan Agreement.

“Calculation Date Report” has the meaning set forth in Section 5.2(a) of the Loan Agreement.

“Cash Sweep” has the meaning set forth in Section 5.2(b) of the Loan Agreement.

“Change in Control” means a change or series of changes resulting when (i) the Borrower or the Parent, as applicable, merges or consolidates with any other Person or permits any other Person to become the successor to its business, and the Borrower or the Parent, as applicable, is not the surviving entity after such merger, consolidation or succession, other than as expressly permitted by the Transaction Documents, (ii) the Borrower or the Parent, as applicable, conveys, transfers or leases substantially all of its assets as an entirety to another Person, other than as expressly permitted by the Transaction Documents or (iii) any Person shall become the owner, directly or indirectly, beneficially or of record, of equity representing more than fifty percent (50%) of the aggregate ordinary voting power represented by the issued and outstanding equity of the Borrower or the Parent. Notwithstanding the foregoing, the Separation Activities, in and of themselves, shall not constitute a Change of Control.

“Change Forms” means, with respect to any Policy, all documents required by the applicable Issuing Insurance Company to be executed by the Borrower (or the Securities Intermediary, as owner thereof for the benefit of the Borrower or the Administrative Agent as secured party pursuant to the Account Control Agreement) to effect change of ownership of and designation of a new owner and beneficiary under such Policy.

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GWG DLP Funding IV, LLC Fourth Amended and Restated Loan and Security Agreement

“Claims” has the meaning set forth in the Account Control Agreement.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor statute.

“Collateral” has the meaning set forth in Section 2.6(a) of the Loan Agreement.

“Collateral Audit” has the meaning set forth in Section 9.1(i) in the Loan Agreement.

“Collateral Package” means all files related to the Policies, including but not limited to, the Sale Documents and all Policy files related to the purchase or acquisition of each Policy (which shall include the most recent Policy Illustrations, Life Expectancy estimates, the Physicians Competency Statement and medical records available to the Borrower), all documents set forth on Exhibit M to the Account Control Agreement and any other documents or data as requested by the Administrative Agent.

“Collection Account” has the meaning set forth in Section 5.1(a) of the Loan Agreement.

“Collections” means, collectively, all payments made by or on behalf of the Issuing Insurance Companies or any other Person in respect of the Policies, including without limitation, all Liquidation Proceeds, all proceeds of Policy Loans or withdrawals of cash surrender value and any proceeds of any other Collateral (including any proceeds of a sale pursuant to Section 2.7 of the Loan Agreement, which proceeds shall be deposited in the Administrative Agent’s Account pursuant to Section 4.1(b) of the Loan Agreement), whether in the form of cash, checks, wire transfers, electronic transfers or any other form of cash payment.

“Commitment” means, with respect to any Lender, the maximum amount that may be advanced by such Lender under the Loan Agreement as specified in Schedule 2.1(a) to the Loan Agreement as the same is amended pursuant to any Assignment and Assumption Agreement.

“Commitment Termination Date” means the earliest to occur of: (i) the Scheduled Commitment Termination Date, and (ii) the effective date on which the Lenders’ Commitment is terminated following the occurrence of an Event of Default not cured within any applicable cure period, as described in Section 10.2 of the Loan Agreement.

“Confidential Information” means the terms and conditions of the Loan Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby, including (i) any term sheets, loan applications or other documents related to the Loan Agreement or the Transaction Documents and (ii) any copies of such documents or any portions thereof.

“Corporate Services Provider” means Lord Securities Corporation.

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GWG DLP Funding IV, LLC Fourth Amended and Restated Loan and Security Agreement

“Covered Taxes” means Taxes, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority or other taxing authority excluding, in the case of the Administrative Agent and each Lender, net income taxes imposed on the Administrative Agent or such Lender by the jurisdiction under the laws of which the Administrative Agent or such Lender is organized or any political subdivision or taxing authority thereof or therein.

“Cure Notice” means a written notice from the Required Lenders to the Borrower indicating that the Required Lenders are granting the Borrower a cure period not exceeding ninety (90) days in order to cure an occurrence that would otherwise constitute an Event of Default.

“Custodial Package” means with respect to a Policy, collectively, the documents set forth on Exhibit M to the Account Control Agreement.

“Custodian” means Wells Fargo, together with its successors and assigns, solely in its capacity as Custodian under the Account Control Agreement.

“Debt Service” means, for any period, the sum of (i) the Required Amortization and (ii) the interest accrued and that will accrue on the Advances during such period.

“Default Rate” means, in the event that an Event of Default has occurred and is continuing, the interest rate per annum at which each Loan shall bear interest, equal to the Benchmark Rate plus nine and one half percent (9.50%).

“Deficiency Claim Amount” has the meaning set forth in Section 5.1(b) of the Loan Agreement.

“Disclosing Party” has the meaning set forth in Section 13.12 of the Loan Agreement.

“Distribution Date” means the fifth day after each Calculation Date, beginning in October 2016, or if such day is not a Business Day, the next succeeding Business Day.

“Division” means the division of a limited liability company into two (2) or more limited liability companies pursuant to a “plan of division” or similar method within the meaning of the Delaware Limited Liability Company Act or similar statute in any other state.

“Dollar” and the sign “$” means lawful money of the United States of America.

“Early Calculation Cash Collateral Amount” has the meaning given such term in the recitals to the Loan Agreement.

“Electronic Copy” shall have the meaning given such term in Section 13.6 of the Loan Agreement.

“Electronic Record” and “Electronic Signature” shall each have the meaning given such term in 15 U.S.C. §7006.

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GWG DLP Funding IV, LLC Fourth Amended and Restated Loan and Security Agreement

“Eligibility Criteria” with respect to any Policy, means the following criteria, which are to be satisfied as of the Advance Date as of which such Policy becomes a Pledged Policy:

1. The Securities Intermediary is designated as the “owner” and “beneficiary” under the Policy by the Issuing Insurance Company.

2. The Policy is (i) a single life or survivorship policy, (ii) a fixed or variable universal life, whole life, or convertible term (provided such Policy is converted to a “permanent” life insurance policy prior to becoming a Pledged Policy), (iii) denominated and payable in U.S. Dollars and (iv) issued by a U.S. domiciled insurance company.

3. Each Insured is a United States citizen or permanent resident alien currently residing in the United States as of the date the Policy was acquired by the Borrower, and has documented social security information and photographic identification.

4. Each Insured shall be an individual seventy (70) years old or older.

5. The Policy shall be in full force.

6. The Issuing Insurance Company shall have (i) a financial strength rating of “A-” or better from A.M. Best or (ii) a financial strength rating of less than “A-” from A.M. Best that is approved by the Required Lenders in their sole and absolute discretion.

7. Medical underwriting as to Life Expectancy shall be conducted with respect to each Insured under the Policy by at least two Pre-Approved Medical Underwriters; in addition:

8. an average Life Expectancy for each Insured under the Policy shall be calculated, which shall equal the average (arithmetic mean) of the two (2) Life Expectancies provided by the Pre-Approved Medical Underwriters with respect to such Insured;

9. (x) LE Reports must not be dated more than six (6) months prior to the related Advance Date and (y) must be based on medical records obtained from the Insured that are not older than twelve (12) months as of the related Advance Date; and

10. for each Insured, the results reported in the two LE Reports used to calculate the average Life Expectancy in (g)(i) above must not differ by more than thirty percent (30%) of the longer Life Expectancy or twelve (12) months, whichever is greater.

11. Each Insured under the Policy must have an average Life Expectancy (determined in accordance with clause (g)(i) above) of no more than one-hundred eighty (180) months.

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GWG DLP Funding IV, LLC Fourth Amended and Restated Loan and Security Agreement

12. The Policy covering the life of an individual Insured shall not have a face amount of less than $70,000 or greater than $10.0 million, except as otherwise approved in writing by the Required Lenders.

13. The Policy is beyond all relevant policy or statutory contestability and suicide periods, including from the date of any conversion of such Policy, if applicable.

14. There must not be any outstanding Policy Loans or Liens outstanding in respect of the Policy, except for outstanding internal Policy Loans for the payment of premiums on the Policy, if any, or, if such Policy is a Retained Death Benefit Policy, any Liens identified in clause (ii) of the definition of “Adverse Claim,” and, in each case, that will be fully reflected in the pricing analysis and calculation, nor any other pledge or assignment outstanding on the Policy.

15. The life expectancy reflected in the LE Report used to determine the Lender Valuation with respect to the related Advance is not less than twenty-four (24) months from the date of such Advance.

16. The Policy and the legal and beneficial interests in the death benefit (taking into account the portion of the death benefit payable to a Person other than the Securities Intermediary who is designated as the “beneficiary” under a Retained Death Benefit Policy and previously disclosed in writing to, and approved in writing by, the Administrative Agent) shall be capable of being sold, transferred and conveyed to the Borrower and its successors, assigns and designees, and the seller thereof to the Borrower shall have the right to do so, and, all related settlement contract documents and any tracking/servicing/custodial rights shall be fully assignable and transferable to the Borrower and its successors, assigns and designees or as otherwise directed by the Borrower.

17. Each Insured’s primary diagnosis leading to the Life Expectancy evaluation(s) must not be HIV or AIDS.

18. The Policy shall not be purchased from a seller to which applicable state laws prohibiting the purchase or the transfer of ownership from such seller apply at the time of such purchase or transfer of ownership.

19. The original owner/beneficiary under the Policy shall have had an insurable interest at the time of the initial issuance of the Policy.

20. The Policy shall not have a death benefit that, by the terms of the Policy, will decrease over time or from time to time, unless such decrease is scheduled and can be incorporated and fully reflected in the pricing of the Policy, and where the Policy shall contain no provisions limiting the future realization of the net death benefit, other than non-payment of premiums or the Insured reaching a certain age.

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GWG DLP Funding IV, LLC Fourth Amended and Restated Loan and Security Agreement

21. The sale of the Policy from the Original Owner thereof and all subsequent transfers of the Policy complied with all Applicable Law.

22. The transfer of the Policy is not subject to the payment of United States state sales taxes or any other taxes payable by the Borrower.

23. The Lender Valuation in respect of such Policy does not exceed twelve and a half percent (12.5%) of the value of the Collateral as determined by the Required Lenders in their sole and absolute discretion.

24. The face amount of the Policy does not exceed five percent (5%) of the aggregate face amount of all Eligible Policies included in the Collateral.

25. The Policy was approved at the time of such Advance Date by the Required Lenders.

26. The Rescission Period with respect to such Policy shall have expired.

27. The Policy is not subject to any Applicable Law that makes unlawful the sale, transfer or assignment of such Policy.

28. The documents and agreements contained in the related Collateral Package and listed on Exhibit M to the Account Control Agreement do not contain language purporting to limit their assignability, and none of the Borrower, the Parent or any Affiliate of any of them is a party to any agreement that limits their assignability, and all such documents are fully assignable and transferable to the Borrower and its successors, assigns and designees or as otherwise directed by the Borrower.

29. With respect to such Policy, the Borrower is not aware of any agreements, documents, assignments or instruments related to such Policy except for those agreements, documents, assignments and instruments that constitute and were included in the related Collateral Package that was delivered to the Administrative Agent.

30. The related Collateral Package delivered to the Administrative Agent by or on behalf of the Borrower contain, at the very least, the documents set forth in Exhibit M to the Account Control Agreement.

31. Unless such Policy is a Retained Death Benefit Policy that has been previously disclosed in writing to and approved in writing by the Administrative Agent, such Policy is not a retained death benefit policy or similar policy in which any Person other than the Borrower has any direct or indirect interest of any kind in the death benefit payable under such Policy.

32. With respect to such Policy, no collateral assignments are on file with the related Issuing Insurance Company (other than the collateral assignment that has been or will be filed naming the Administrative Agent, on behalf of the Lenders, as the collateral assignee).

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GWG DLP Funding IV, LLC Fourth Amended and Restated Loan and Security Agreement

Notwithstanding any of the foregoing, if such Policy is a Small Face Policy, the Life Expectancy with respect to each Insured under such Policy may be based on estimates as determined by the Required Lenders in their sole and absolute discretion.

“Eligible Account” means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States or any of the states thereof, including the District of Columbia (or any domestic branch of a foreign bank), and acting as a trustee for funds deposited in such account, so long as the senior securities of such depository institution shall have a credit rating from each of Moody’s and S&P in one of its generic credit rating categories no lower than “A-” or “A3”, as the case may be.

“Eligible Institution” means a depositary institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (a) which has both (x) a long-term unsecured senior debt rating of not less than “A” by S&P and “A2” by Moody’s, and (y) a short-term unsecured senior debt rating rated in the highest rating category by S&P and Moody’s and (b) whose deposits are insured by the Federal Deposit Insurance Corporation.

“Eligible Policy” means a Policy that, as of the Advance Date as of which such Policy first becomes a Pledged Policy, satisfies all of the Eligibility Criteria (unless with respect to any particular criteria set forth in the Eligibility Criteria, such Policy is identified in the applicable section of the Eligibility Criteria Exception Schedule attached to the Agreement as not satisfying such particular criteria).

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, 29 U.S.C. §1001 et seq., as amended from time to time and the regulations promulgated thereunder.

“Event of Bankruptcy” shall be deemed to have occurred with respect to a Person if either:

(a) a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, examinership or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, examiner, assignee, sequestrator or the like for such Person or all or substantially all of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up, examinership or composition or adjustment of debts and such case or proceeding shall remain undismissed or unstayed for a period of thirty (30) days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or

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GWG DLP Funding IV, LLC Fourth Amended and Restated Loan and Security Agreement

33. such Person shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail to, or admit in writing its inability to, pay its debts generally as they become due, or, if a corporation or similar entity, its board of directors shall vote to implement any of the foregoing.

“Event of Default” has the meaning set forth in Section 10.1 of the Loan Agreement.

“Excluded Policy” means (i) any Policy pledged under the Loan Agreement for which no written acknowledgement of a collateral assignment was received by the Administrative Agent or the Securities Intermediary from the related Issuing Insurance Company within ninety (90) calendar days of the Advance Date as of which such Policy became a Pledged Policy, and (ii) any Policy pledged under the Loan Agreement in respect of which the Insurance Consultant is not authorized to, or is not accepted by the related Issuing Insurance Company to, communicate and receive verifications of coverage and obtain other information from such Issuing Insurance Company. With respect to any Policy described in clause (ii) of the first sentence of this definition, if the Insurance Consultant becomes authorized to, or becomes accepted by the related Issuing Insurance Company to, communicate and receive verifications of coverage and obtain other information from such Issuing Insurance Company, such Policy shall cease to be an Excluded Policy on the date of such authorization or acceptance.

“Existing Advances” has the meaning set forth in the recitals to the Loan Agreement.

“Existing Loan Agreement” has the meaning set forth in the recitals to the Loan Agreement.

“Expenses” means the sum of (i) the Servicing Fee, (ii) payments to the Custodian or Securities Intermediary, as applicable, related to the Pledged Policies or accounts of the Borrower and (iii) reasonable administrative expenses and documented third-party expenses payable pursuant to clause “Fourth” in Section 5.2(b) of the Loan Agreement. The schedules of such Expenses through the Closing Date were approved by the Required Lenders as of the Closing Date. The Expenses to be funded during any succeeding calendar year shall be approved by the Required Lenders in their sole and absolute discretion upon review of the Annual Budget for such succeeding calendar year as contemplated by Section 9.1(d)(vi) of the Loan Agreement (it being understood that no Expenses will be funded on or after the Second A&R Closing Date).

“Facility Limit” means $325,000,000.

“Fasano” means Fasano Associates, Inc. and its successors.

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GWG DLP Funding IV, LLC Fourth Amended and Restated Loan and Security Agreement

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of the Loan Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Fee Letter” means that certain schedule of fees setting forth the fees of the Securities Intermediary and the Custodian, dated August 1, 2016 and executed by the Borrower in favor of Wells Fargo on August 3, 2016.

“Fees” means, collectively, all fees that were or may be due and payable under the Existing Loan Agreement, the Fifth A&R Structuring Fee, the Loan Administration Fee and the Yield Maintenance Fee.

“Federal Funds Rate” means for any day of determination, the rate per annum (expressed, as a decimal, rounded upwards, if necessary, to the next higher one hundredth of one percent (1/100 of 1%)) equal to the weighted average of the rates on overnight federal funds transactions by depositary institutions, as such rate is displayed on the FEDL01 Index Page of Bloomberg L.P. (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time in its reasonable discretion) at approximately 11:00 a.m. New York City time on such day; provided that (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, (ii) if no such rate is so published for any day that is a Business Day, the Federal Funds Rate for such day shall be the average of the quotations for such day for such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

“Fifth A&R Advance” means a loan to made to the Borrower on the Fifth A&R Closing Date subject to the terms and conditions of this Agreement.

“Fifth A&R Advance Amount” has the meaning specified in the recitals to the Loan Agreement.

“Fifth A&R Closing Date” means December 14, 2021.

“Fifth A&R Structuring Fee” means with respect to the Fifth A&R Advance, a fee in an amount equal to one hundred thousand dollars ($100,000).

“First Independent Director” has the meaning set forth in Section 9.1(f)(ii)(x) of the Loan Agreement.

“FTP Site” means the File Transfer Protocol Site maintained by or on behalf of the Administrative Agent.

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GWG DLP Funding IV, LLC Fourth Amended and Restated Loan and Security Agreement

“GAAP” means United States generally accepted accounting principles.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“GWG Holdings Indenture” means the Indenture, dated as of October 19, 2011, among the Parent, GWG Holdings, Inc. and Bank of Utah, as trustee, as amended, supplemented, amended and restated, or otherwise modified from time to time in accordance with the Loan Agreement.

“GWG Note Issuance and Security Agreement” means the Third Amended and Restated Note Issuance and Security Agreement, dated as of October 19, 2011, among the Parent, the noteholders party thereto, Lord Securities Corporation, as trustee, and GWG Lifenotes Trust, as secured party, as amended, supplemented, amended and restated, or otherwise modified from time to time in accordance with the Loan Agreement.

“Indemnified Amounts” has the meaning set forth in Section 11.1 of the Loan Agreement.

“Indemnified Bank Person” has the meaning set forth in the Account Control Agreement.

“Indemnified Party” has the meaning set forth in Section 11.1 of the Loan Agreement.

“Initial Lender” means LNV Corporation, a Nevada corporation.

“Initial Policy Purchaser” means, with respect to any Policy, any Person who purchased the Policy from the Original Owner.

“Insurance Consultant” means D3G Asset Management, LLC, a Texas limited liability company.

“Insured” means a natural person who is named as the insured on a Policy.

“Interest Payment Date” with respect to any Advance, means the first Distribution Date occurring after the initial funding of such Advance, and each subsequent Distribution Date occurring thereafter.

“Interest Period” means with respect to any Advance:

(a) the period commencing on the date of the initial funding of such Advance and ending on, but not including, the last business day of the calendar quarter in which such initial funding occurs; and

34. thereafter, each subsequent calendar quarter;

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GWG DLP Funding IV, LLC Fourth Amended and Restated Loan and Security Agreement

provided, however, that if any Interest Period for any Advance that commences before the Maturity Date for such Advance that would otherwise end on a date occurring after the Maturity Date, such Interest Period shall end on and include the Maturity Date.

“Interim Distribution Date” has the meaning given such term in Section 5.2 of the Loan Agreement.

“Investment” means any investment in any Person, whether by means of share purchase, capital contribution, loan, time deposit or otherwise.

“Issuing Insurance Company” means with respect to any Policy, the insurance company that is obligated to pay the related benefit upon the death of the related Insured (or if such Policy is a Joint Policy, upon the death of the last Insured to die under such Policy) by the terms of such Policy (or the successor to such obligation).

“Joint Policy” means a Policy with more than one Insured that pays upon the death of the last Insured to die. Unless the context otherwise requires, joint Insureds of a Joint Policy shall collectively count, as applicable, as a “separate individual,” as a “single insured” or as an “insured person”.

“Lender” means each of the financial institutions party to the Loan Agreement as lender thereunder.

“Lender’s Commitment” means, with respect to a Lender, the Commitment for such Lender as set forth on Schedule 2.1(a) of the Loan Agreement or in the Assignment and Assumption Agreement pursuant to which such Lender becomes a party to the Loan Agreement.

“Lender Note” and “Lender Notes” each has the meaning set forth in Section 2.5 of the Loan Agreement.

“Lender Valuation” means, with respect to an Advance, the value of the Subject Policies as determined by the Required Lenders in their sole and absolute discretion, and with respect to the Collateral, the value of the Pledged Policies (other than the Excluded Policies) as determined by the Required Lenders in their sole and absolute discretion and giving pro-forma effect to pending sales of one or more Pledged Policies pursuant to Section 2.7 of the Loan Agreement. The Borrower and Required Lenders hereby acknowledge that the methodology and metrics utilized by the Required Lenders in determining the Lender Valuation may be different than the methodology and metrics utilized by the Borrower and its Affiliates in determining the value of the Pledged Policies in connection with preparing the financial statements of the Borrower and its Affiliates and that such methodology and metrics utilized by the Required Lenders may change over time.

“Letter Agreement” has the meaning set forth in the recitals to the Loan Agreement.

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GWG DLP Funding IV, LLC Fourth Amended and Restated Loan and Security Agreement

“Letter Agreement Amendment” means that certain amendment to the Letter Agreement to be dated as of December 14, 2021 by and among the Lenders, the Administrative Agent and the Borrower.

“Lien” means any mortgage, pledge, assignment, lien, security interest or other charge or encumbrance of any kind, including the retained security title of a conditional vendor or a lessor.

“Life Expectancy” means with respect to an Insured, the life expectancy, expressed in months, of such Insured as stated in the related LE Report; provided, that if an LE Report provides the life expectancy under multiple methodologies, the “Life Expectancy” of the Insured shall be the life expectancy designated as the median (or 50th percentile) life expectancy in such LE Report.

“Life Expectancy Report” or “LE Report” means, with respect to an Insured, an assessment by a Pre-Approved Medical Underwriter in a written statement as reviewed and approved by the Administrative Agent in its sole and absolute discretion and dated within one-hundred eighty (180) days prior to the Advance Date on which the Policy related to such Insured became or is proposed to become a Pledged Policy, with respect to the life expectancy of such Insured.

“Liquidated Policy” means any Pledged Policy that has been liquidated by the death of the related Insured.

“Liquidation Proceeds” means any and all proceeds realized from Liquidated Policies.

“LLC Agreement” means the limited liability company agreement of the Borrower, dated effective as of May 18, 2016, by and between the Parent, as member, and Albert Fioravanti, as independent director, as amended, supplemented, amended and restated, or otherwise modified from time to time in accordance with the Loan Agreement.

“Loan Administration Fee” means, so long as any Advance is outstanding $75,000 per annum.

“Loan Agreement” means the Fifth Amended and Restated Loan and Security Agreement, dated as of the Fifth A&R Closing Date, among the Borrower, the Lenders party thereto and the Administrative Agent, as may be amended, restated, supplemented or otherwise modified from time to time.

“LTV” means, on any date of determination, the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of all outstanding Advances, and the denominator of which is the Lender Valuation of the Pledged Policies (other than the Excluded Policies), as determined by the Required Lenders in their sole and absolute discretion.

“Master Exchange Agreement” means that certain Master Exchange Agreement dated as of January 12, 2018 by and among GWG Holdings Inc., GWG Life, LLC, GWG Life, LLC, The Beneficient Company Group, L.P., MHT Financial SPV, LLC and each Seller Exchange Trust listed in Schedule I thereto, as amended and restated on January 18, 2018 with effect from January 12, 2018, and as further amended by the First Amendment dated April 30, 2018, the Second Amendment dated June 29, 2018 and the Third Amendment dated August 10, 2018.

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GWG DLP Funding IV, LLC Fourth Amended and Restated Loan and Security Agreement

“Material Adverse Effect” means, with respect to any event or circumstance, a material adverse effect on:

(a) any of the Collateral or the business, assets, financial condition or operations of the Borrower or the Parent;

35. the ability of the Borrower or the Parent to perform its respective obligations under any Transaction Document to which such Person is a party;

36. the validity or enforceability against the Borrower or the Parent of any Transaction Document to which such Person is a party;

37. the status, existence, perfection or priority of the Administrative Agent’s (for the benefit of the Secured Parties) security interest in any of the Collateral;

38. the Lender Valuation, the Net Death Benefit or the number of Pledged Policies, including without limitation, the validity, enforceability or collectability of Pledged Policies; or

39. any of the rights or interests of the Administrative Agent or any of the Lenders under the Loan Agreement or under any other Transaction Document.

“Maturity Date” means February 1, 2027.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Net Death Benefit” means, with respect to a Policy, the amount projected to be paid by the Issuing Insurance Company to the Borrower or the Securities Intermediary on its behalf as a result of the death of the related Insured.

“Net Proceeds” means, with respect to a sale pursuant to Section 2.7 of the Loan Agreement, all proceeds of such sale net of the lesser of (x) the reasonable third-party out-of-pocket expenses incurred by the Borrower which have been approved by the Administrative Agent in its sole and absolute discretion and (y) the greater of (i) $20,000 and (ii) one percent (1.00%) of the face amount of the Pledged Policies related to such sale.

“Obligations” means all obligations (monetary or otherwise) of the Borrower to the Lenders or the Administrative Agent and their respective successors, permitted transferees and assigns arising under or in connection with the Loan Agreement, the Lender Notes and each other Transaction Document, in each case however created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due.

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GWG DLP Funding IV, LLC Fourth Amended and Restated Loan and Security Agreement

“OFAC” has the meaning set forth in Section 8.1(v)(i) of the Loan Agreement.

“OFAC Listed Person” has the meaning set forth in Section 8.1(v)(i) of the Loan Agreement.

“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at http://www.ustreas.gov/offices/enforcement/ofac/programs/.

“Ongoing Maintenance Advance” means an Advance, the proceeds of which are used solely to pay amounts permitted pursuant to Section 2.8(a)(ii) of the Loan Agreement.

“Ongoing Maintenance Costs” means the scheduled Premiums on the Pledged Policies (other than Excluded Policies) as set forth on the related Premium Payment Schedule and set forth in the related Annual Budget which has been approved by the Required Lenders pursuant to Section 9.1(d)(vi) of the Loan Agreement, as adjusted by the Administrative Agent to reflect any maturities or sales of Pledged Policies and any Advances.

“Operational Plan” means a cash flow-projection for the Pledged Policies which constitute the Collateral, through the date on which no further Premiums will be required to keep the Pledged Policies in full force and effect, assuming that none of such Policies shall mature in such period, acceptable to the Administrative Agent and the Insurance Consultant in the sole and absolute discretion of each.

“Original Loan Agreement” has the meaning given such term in the recitals to the Loan Agreement.

“Original Owner” means, with respect to a Policy, the Person to which the Policy was initially issued and who was listed as owner on the initial declarations page of such Policy or the policy application, as applicable.

“Parent” means GWG Life, LLC, a Delaware limited liability company.

“Parent Obligations” means, collectively, the Parent’s obligations under the Purchase Agreement, including, without limitation, the obligation of the Parent to repurchase Pledged Policies in accordance with the terms thereof, including, without limitation, obtaining the Administrative Agent’s direction with respect to any such repurchase.

“Payment Account” has the meaning set forth in Section 5.1(e) of the Loan Agreement.

“Payment Instructions” has the meaning set forth in Section 5.2(a) of the Loan Agreement.

“Payoff Notice” has the meaning set forth in Section 7.3(b) of the Loan Agreement.

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GWG DLP Funding IV, LLC Fourth Amended and Restated Loan and Security Agreement

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Permissible Sale” has the meaning set forth in Section 2.7 of the Loan Agreement.

“Permitted Investment” means, at any time:

(a) marketable obligations issued by or the full and timely payment of which is directly and fully guaranteed or insured by the United States government or any other government with an equivalent rating, or any agency or instrumentality thereof when such marketable obligations are backed by the full faith and credit of the United States government or such other equivalently rated government, as the case may be, but excluding any securities which are derivatives of such obligations;

40. demand deposits, time deposits, bankers’ acceptances and certificates of deposit of any domestic commercial bank or any United States branch or agency of a foreign commercial bank which (i) has capital, surplus and undivided profits in excess of $100,000,000 and which has a commercial paper or certificate of deposit rating in the highest rating category by Moody’s and in one of the two highest rating categories by S&P or (ii) is set forth in a list (which may be updated from time to time) approved in writing by the Administrative Agent on behalf of the Required Lenders; and

41. the Securities Intermediary Funds (as defined in the Account Control Agreement) and any other investment approved in writing by the Administrative Agent on behalf of the Required Lenders in its sole and absolute discretion.

“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture, government or any agency or political subdivision thereof or any other entity.

“Physician’s Competency Statement” means, with respect to an Insured, a letter issued by such Insured’s attending physician confirming that such Insured is mentally competent as of the date of such letter.

“Pledged Policy” means each Policy pledged to secure Advances under the Loan Agreement.

“Policy” means any life insurance policy.

“Policy Account” has the meaning set forth in the Account Control Agreement.

“Policy Illustration” means, with respect to any Policy, a level premium, policy values and Net Death Benefit projection produced by the Issuing Insurance Company or an agent of the Issuing Insurance Company, using the Issuing Insurance Company’s current/non-guaranteed values (with a non-guaranteed interest crediting rate not to exceed two-hundred (200) basis points over the guaranteed rate) sufficient to carry such Policy to its Policy Maturity Date, which Policy Illustration is not dated more than one-hundred eighty (180) days prior to the applicable Advance Date.

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GWG DLP Funding IV, LLC Fourth Amended and Restated Loan and Security Agreement

“Policy Loan” means with respect to a Policy, an outstanding loan secured thereby or that has setoff rights with respect thereto.

“Policy Maturity Date” means, with respect to a Policy, the date specified in the Policy, including any extensions thereto available and exercised under the terms of the Policy, on which coverage offered under the Policy terminates.

“Power of Attorney” means the Power of Attorney (as defined in the Letter Agreement Amendment), in the form set forth in the Letter Agreement Amendment.

“Pre-Approved Medical Underwriters” means any two (2) of Fasano, AVS or 21st.

“Premium” means, with respect to any Pledged Policy, as indicated by the context, any past due premium with respect thereto, or any scheduled premium.

“Premium Payment Schedule” has the meaning set forth in the Servicing Agreement.

“Priority of Payments” means the priority of payments set forth in Section 5.2 of the Loan Agreement.

“Protective Advances” has the meaning set forth in Section 2.1(d) of the Loan Agreement.

“Purchase Agreement” means the Portfolio Purchase and Sale Agreement, dated as of September 14, 2016, by and between the Parent and the Borrower, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the Transaction Documents.

“Purchase and Contribution Agreement” means that certain Purchase and Contribution Agreement dated as of April 15, 2019 by and among The Beneficient Company Group, L.P., Beneficient Company Holdings, L.P., AltiVerse Capital Markets, L.L.C., Sabes AV Holdings, LLC, Jon R. Sabes, Steven F. Sabes, Insurance Strategies Fund, LLC and SFS Holdings, LLC.

“Quarterly Principal Payment” is an amount equal to $5,000,000.

“Rate Calculation Date” means for any Interest Period, the last Business Day of the previous calendar quarter.

“Receiving Party” has the meaning set forth in Section 13.12 of the Loan Agreement.

“Reduction Action” means any action, inaction, transaction, event and/or circumstance, in each case, the result of which reduces the amount payable by the Borrower under the Loan Agreement (including, without limitation, the replacement or exchange of one or more Lender Notes), that would otherwise have been payable if no such action, inaction, transaction, event and/or circumstance had occurred (including, without limitation, amounts on account of actual damages and lost profits).

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GWG DLP Funding IV, LLC Fourth Amended and Restated Loan and Security Agreement

“Regulatory Change” means, relative to any Affected Party:

(a) any change in (or the adoption, implementation, change in the phase-in or commencement of effectiveness of) any: (i) United States Federal or state law or foreign law applicable to such Affected Party, (ii) regulation, interpretation, directive, requirement or request (whether or not having the force of law) applicable to such Affected Party of (A) any court or government authority charged with the interpretation or administration of any law referred to in clause (a)(i), or of (B) any fiscal, monetary or other authority having jurisdiction over such Affected Party, or (iii) GAAP or regulatory accounting principles applicable to such Affected Party and affecting the application to such Affected Party of any law, regulation, interpretation, directive, requirement or request referred to in clause (a)(i) or (a)(ii) above;

42. any change in the application to such Affected Party of any existing law, regulation, interpretation, directive, requirement, request or accounting principles referred to in clause (a)(i), (a)(ii) or (a)(iii) above; or

43. the issuance, publication or release of any regulation, interpretation, directive, requirement or request of a type described in clause (a)(ii) above to the effect that the obligations of any Lender hereunder are not entitled to be included in the zero percent category of off-balance sheet assets for purposes of any risk-weighted capital guidelines applicable to such Lender or any related Affected Party.

For the avoidance of doubt, any interpretation of Accounting Research Bulletin No. 51 by the Financial Accounting Standards Board (including, without limitation, Interpretation No. 46: Consolidation of Variable Interest Entities) shall constitute a Regulatory Change, regardless of whether it occurred before or after the date hereof.

“Representatives” has the meaning set forth in Section 13.12 of the Loan Agreement.

“Requested Early Waterfall Calculation” has the meaning set forth in the recitals to the Loan Agreement.

“Required Lenders” means Lenders holding more than fifty percent (50%) of the aggregate Commitments.

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GWG DLP Funding IV, LLC Fourth Amended and Restated Loan and Security Agreement

“Rescission Period” means, with respect to any Policy, the contractual or statutory period during which the related Original Owner or any other Person can rescind the sale of such Policy to the Initial Policy Purchaser.

“Reserve Account” has the meaning set forth in Section 5.1(b) of the Loan Agreement.

“Reserve Account Required Amount” means, as of each Distribution Date occurring prior to the Amended and Restated Closing Date, the amount necessary to pay projected Expenses and Debt Service for the following twelve (12) month period, as determined by the Administrative Agent in its reasonable discretion.

“Retained Death Benefit Policy” means a Policy in which a Person in addition to the Securities Intermediary is designated as the “beneficiary” under such Policy by the related Issuing Insurance Company.

“S&P” means S&P Global Ratings and its successors.

“Sale Documents” mean, with respect to each Policy, all agreements, documents, assignments and instruments executed and/or delivered by the Insured(s) or any other party in connection with the purchase of the related Policy, or the financing of such Policy and the foreclosure or surrender of such Policy, including for each Policy: (i) the Policy and application for the Policy, (ii) the life settlement contract between the Original Owner of the Policy and the Initial Policy Purchaser relating to the sale of a Policy by the Original Owner to such Initial Policy Purchaser (if applicable) and the surrender, relinquishment or similar documentation (if applicable), (iii) the life settlement application, (iv) a Policy Illustration obtained no earlier than one-hundred eighty (180) calendar days prior to the Advance Date on which such Policy became or is proposed to be a Pledged Policy, (v) a HIPAA Authorization for Disclosure of Protected Health Information (and any similar document) and power of attorney related to health information, (vi) the consent of the related Insured(s), including the agreement of continued contact, (vii) list of designated contacts, (viii) the life settlement disclosure and (ix) a copy of a document identifying the related Insured(s) issued by a Governmental Authority which verifies the age (including date of birth) of such Insured(s) as set forth in the application for the Policy, or their respective equivalents.

“Scheduled Commitment Termination Date” means (i) with respect to any Ongoing Maintenance Advances, February 1, 2022 and (ii) with respect to any other Advances, the Fifth A&R Closing Date.

“Second A&R Advance” has the meaning given such term in the recitals to the Loan Agreement.

“Second Amendment to Securities Intermediary Agreement” means the Second Amendment to Securities Intermediary Agreement to be dated as of December 14, 2021 by and among the parties thereto.

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GWG DLP Funding IV, LLC Fourth Amended and Restated Loan and Security Agreement

“Second Independent Director” has the meaning set forth in Section 9.1(f)(ii)(y) of the Loan Agreement.

“Second Allonge” means an allonge executed in blank in favor of the Administrative Agent with respect to the Second Borrower/Parent Note.

“Second Amended and Restated Loan Agreement” has the meaning given such term in the recitals to the Loan Agreement.

“Second Borrower/Parent Note” means a promissory note evidencing a twenty million dollar ($20,000,000) loan made by the Borrower to the Parent on the Fifth A&R Closing Date with proceeds of the Fifth A&R Advance.

“Secured Parties” means each Lender, the Administrative Agent and the Affected Parties.

“Securities Intermediary” means Wells Fargo, together with its successors and assigns, solely in its capacity as securities intermediary under the Account Control Agreement.

“Seperation Activities” has the meaning set forth in the recitals to the Loan Agreement.

“Servicer” means GWG Life, LLC, a Delaware limited liability company, acting as Servicer, or any Successor Servicer.

“Servicer Collateral Audit” means an inspection by a Lender or the Administrative Agent of the Servicer pursuant to Section 5.2 of the Servicing Agreement.

“Servicer Report” means collectively, the reports required to be delivered by the Servicer under the Servicing Agreement pursuant to Section 3.4 thereof.

“Servicer Report Date” means the date the Servicer Report is to be delivered pursuant to the terms of the Servicing Agreement.

“Servicer Termination Event” means an event or circumstance with respect to the Servicer which could cause the termination of the Servicing Agreement in accordance with Article IX thereof.

“Servicing Agreement” means the Servicing Agreement, dated as of September 14, 2016, by and between the Servicer and the Borrower, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the Transaction Documents.

“Servicing Agreement Obligations” means, collectively, the Servicer’s obligations under the Servicing Agreement.

“Servicing Agreement Rights” means, collectively, the Borrower’s rights under the Servicing Agreement, including, without limitation, upon the Administrative Agent’s instruction after the occurrence of a Servicer Termination Event, terminating the Servicing Agreement in accordance with the terms thereof.

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GWG DLP Funding IV, LLC Fourth Amended and Restated Loan and Security Agreement

“Servicing Fee” has the meaning set forth in the Servicing Agreement.

“Settlement Amount” has the meaning set forth in the recitals to the Loan Agreement.

“Small Face Policy” means a Policy with a face amount of $750,000 or less.

“Solvent” means with respect to any Person that as of the date of determination that both (A)(i) the then fair saleable value of the property of such Person is (y) greater than the total amount of liabilities (including contingent liabilities) of such Person and (z) not less than the amount that will be required to pay the probable liabilities on such Person’s then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (ii) such Person’s capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (iii) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (B) such Person is “solvent” within the meaning given that term and similar terms under Applicable Laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Subject Policy” means, with respect to an Advance, an Eligible Policy proposed to be pledged by the Borrower in connection with such Advance.

“Subsidiary” means, with respect to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power (other than securities or other ownership interests having such power only by reason of the happening of a contingency which has not occurred) to elect a majority of the Board of Directors or other Persons performing similar functions are at the time directly or indirectly owned by such Person.

“Successor Servicer” means a successor servicer appointed pursuant to and in accordance with the terms of the Servicing Agreement.

“Tax” or “Taxes” means any and all fees (including documentation, recording, license and registration fees), taxes (including net income, gross income, franchise, value added, ad valorem, sales, use, property (personal and real, tangible and intangible) and stamp taxes), levies, imposts, duties, charges, assessments or withholdings of any nature whatsoever, general or special, ordinary or extraordinary, together with any and all penalties, fines, additions to tax and interest thereon, imposed on a Person or for which a Person is liable either directly or by way of an obligation to reimburse or indemnify. For the avoidance of doubt, any reference to “Tax” or “Taxes” imposed on the Borrower shall include any tax withholdings on income allocated to or amounts payable to the Borrower and any tax required to be paid by the Borrower to any taxing authority or required to be withheld from any payment made by or on behalf of the Borrower, but such reference shall not include any Taxes imposed upon anyone else unless such Taxes are in whole or in part the legal responsibility or legal obligation of the Borrower or can otherwise be collected from the assets or income of the Borrower.

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GWG DLP Funding IV, LLC Fourth Amended and Restated Loan and Security Agreement

“Third A&R Advance” has the meaning given such term in the recitals to the Loan Agreement.

“Third Amended and Restated Loan Agreement” has the meaning given such term in the recitals to the Loan Agreement.

“Transaction Documents” as of the Fifth A&R Closing Date, means the Loan Agreement, the Servicing Agreement, the Purchase Agreement, the Fee Letter, the Account Control Agreement, the Lender Notes, that certain Service Agreement, dated as of September 14, 2016, by and between the Borrower and the Corporate Services Provider, the Borrower/Parent Note, the Second Borrower/Parent Note, the Letter Agreement, the Letter Agreement Amendment, the Second Amendment to Securities Intermediary Agreement and the UCC financing statements filed in connection with any of the foregoing, and in each case any other agreements, instruments, certificates or documents delivered or contemplated to be delivered in connection therewith, as any of the foregoing may be amended, supplemented, amended and restated, or otherwise modified from time to time in accordance with the Loan Agreement.

“UCC” means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction or jurisdictions.

“Unmatured Event of Default” means any event that, if it continues uncured, will, with lapse of time or notice or both, constitute an Event of Default.

“Valuation Dispute” has the meaning set forth in Section 7.3(b) of the Loan Agreement.

“Wells Fargo” means Wells Fargo Bank, N.A.

“Yield Maintenance Fee” means, with respect to the prepayment or repayment of an Advance that is made within thirty-six (36) months after the Fifth A&R Closing Date or a Reduction Action in respect of the Advances that occurs within thirty-six (36) months after the Fifth A&R Closing Date, an amount equal to the Applicable Margin on the amount of such prepayment or repayment or the amount of the reduction of the Fifth A&R Advance as a result of such Reduction Action, as applicable, that would have accrued from the date of such repayment, prepayment or Reduction Action, as applicable, through the thirty-six (36) month anniversary of the Fifth A&R Closing Date, discounted at the equivalent weighted-average life U.S. Treasury yield as of the date of such repayment, prepayment on Reduction Action, as applicable.

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GWG DLP Funding IV, LLC Fourth Amended and Restated Loan and Security Agreement